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                                                                     Exhibit 4.5


                     AMERICAN BANKERS INSURANCE GROUP, INC.

                    401(k) AND EMPLOYEE STOCK OWNERSHIP PLAN


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                               TABLE OF CONTENTS
                                       OF
                     AMERICAN BANKERS INSURANCE GROUP, INC.
                    401(k) AND EMPLOYEE STOCK OWNERSHIP PLAN
                                                                      Page
                                                                      ----

ARTICLE 1. PURPOSE AND APPLICABILITY OF PLAN.........................   2

1.1     PURPOSE OF PLAN..............................................   2
1.2     APPLICABILITY OF PLAN........................................   2

ARTICLE 2. DEFINITIONS...............................................   3

2.1     ACCOUNT......................................................   3
2.2     ADJUSTMENT FACTOR............................................   3
2.3     AFFILIATED COMPANY...........................................   3
2.4     BENEFICIARY..................................................   3
2.5     BENEFIT......................................................   3
2.6     BOARD OR BOARD OF DIRECTORS..................................   3
2.7     BREAK IN SERVICE.............................................   3
2.8     CODE.........................................................   4
2.9     COMPANY......................................................   4
2.10    COMPENSATION.................................................   4
2.11    COMPENSATION DEFERRAL CONTRIBUTIONS..........................   5
2.12    DETERMINATION DATE...........................................   5
2.13    DIRECT EMPLOYER CONTRIBUTION.................................   5
2.14    DISABILITY...................................................   5
2.15    EARLY RETIREMENT DATE........................................   5
2.16    EFFECTIVE DATE...............................................   5
2.17    EMPLOYEE.....................................................   5
2.18    EMPLOYER.....................................................   5
2.19    EMPLOYER CONTRIBUTIONS.......................................   6
2.20    ENTRY DATE...................................................   6
2.21    ERISA........................................................   6
2.22    EXEMPT LOAN..................................................   6
2.23    401(k) FEATURE...............................................   6
2.24    HOUR OF SERVICE..............................................   6
        (a) Duties Performed.........................................   6
        (b) Back Pay.................................................   6
        (c) No Duties Performed......................................   7
        (d) Family Leave.............................................   7
        (e) Method for Crediting.....................................   7
        (f) Military Leave...........................................   8
2.25    INVESTMENT MANAGER...........................................   8

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2.26      JOINDER AGREEMENT......................................   8
2.27      LATE RETIREMENT DATE...................................   8
2.28      LEASED EMPLOYEE........................................   8
2.29      MATCHING CONTRIBUTIONS.................................   8
2.30      NORMAL RETIREMENT AGE..................................   8
2.31      NORMAL RETIREMENT DATE.................................   8
2.32      PARTICIPANT............................................   8
2.33      PLAN...................................................   9
2.34      PLAN ADMINISTRATOR.....................................   9
2.35      PLAN YEAR..............................................   9
2.36      QUALIFIED ELECTION PERIOD..............................   9
2.37      QUALIFIED PARTICIPANT..................................   9
2.38      ROLLOVER CONTRIBUTION..................................   9
2.39      SPONSORING EMPLOYER....................................   9
2.40      SPOUSE.................................................   9
2.41      SPOUSAL CONSENT........................................   9
2.42      STOCK   ...............................................   9
2.43      SUBACCOUNTS............................................  10
2.44      SUSPENSE SUBFUND.......................................  10
2.45      TRANSFER CONTRIBUTIONS.................................  10
2.46      TRUST..................................................  10
2.47      TRUST AGREEMENT........................................  10
2.48      TRUSTEE................................................  10
2.49      TRUST FUND.............................................  10
2.50      VALUATION DATE.........................................  10
2.51      VESTING YEAR OF SERVICE................................  10

ARTICLE 3. ELIGIBILITY AND YEARS OF SERVICE......................  11

3.1       ELIGIBILITY REQUIREMENTS...............................  11
3.2       PARTICIPATION UPON RE-EMPLOYMENT.......................  11

ARTICLE 4. CONTRIBUTIONS.........................................  12

4.1       EMPLOYER CONTRIBUTIONS.................................  12
          (a) Matching Contributions.............................  12
          (b) Direct Employer Contributions......................  12
          (c) Compensation Deferral Contributions................  12
          (d) ESOP Contributions.................................  12
4.2       EMPLOYER CONTRIBUTION LIMITS...........................  13
4.3       TIME OF CONTRIBUTIONS..................................  13
4.4       PROFITS NOT REQUIRED...................................  13





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4.5       FORM OF CONTRIBUTIONS.........................................    13
4.6       TRANSFERS AND ROLLOVERS.......................................    13
          (a) Transfer Contribution.....................................    13
          (b) Rollover Contribution.....................................    14
          (c) Acceptance................................................    14
          (d) Accounts..................................................    14
          (e) Investment................................................    14
          (f) Segregation...............................................    14

ARTICLE 5. 401(k) FEATURE...............................................    15

5.1       COMPENSATION DEFERRAL AGREEMENT...............................    15
          (a) Nature of Agreement.......................................    15
          (b) Timing of Compensation Deferral...........................    15
          (c) Form of Election or Agreement.............................    15
          (d) Effective Date of Election or Agreement...................    15
          (e) Compensation Deferral Election Date.......................    16
          (f) Return of Reduced Compensation Amounts to Participants....    16
          (g) Amendment of Agreement....................................    16
          (h) Termination of Agreement..................................    16
          (i) Transfer to Affiliated Employer; Termination of
              Employment................................................    17
          (j) Restrictions..............................................    17
          (k) Special Contributions.....................................    17
5.2       DISCRIMINATION TEST FOR COMPENSATION DEFERRAL CONTRIBUTIONS...    17
          (a) Discrimination Tests......................................    17
          (b) Special Rules.............................................    18
          (c) Return of Reduced Compensation Amounts to Participants....    18
          (d) Distribution of Excess Compensation Deferral Contributions
              and Direct Employer Contributions.........................    19
5.3       DISCRIMINATION TEST FOR MATCHING CONTRIBUTIONS................    20
          (a) Discrimination Tests......................................    20
          (b) Special Rules.............................................    20
          (c) Distribution of Excess Matching Contributions.............    21
5.4       DISTRIBUTION OF EXCESS DEFERRALS..............................    23
5.5       MULTIPLE USE LIMITATION.......................................    24
5.6       DEFINITIONS...................................................    24
          (a) Actual Deferral Percentage................................    24
          (b) Average Actual Deferral Percentage........................    24
          (c) Average Contribution Percentage...........................    25
          (d) Contribution Percentage...................................    25
          (e) Direct Employer Contributions.............................    25



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          (f) Highly Compensated Participant..........................   25
          (g) Nonhighly Compensated Participant.......................   26

ARTICLE 6. ALLOCATIONS................................................   27

6.1       INDIVIDUAL ACCOUNTS.........................................   27
          (a) Direct Employer Subaccount..............................   27
          (b) Compensation Deferral Subaccount........................   27
          (c) Matching Contribution Subaccount........................   27
          (d) Transfer and Rollover Subaccount........................   27
          (e) ESOP Contributions Subaccount...........................   27
6.2       UNALLOCATED ESOP CONTRIBUTION ACCOUNT.......................   27
6.3       REHIRED PARTICIPANTS........................................   27
6.4       ALLOCATION OF CONTRIBUTIONS.................................   28
          (a) Direct Employer Contributions...........................   28
          (b) Compensation Deferral Contributions.....................   28
          (c) Matching Contributions..................................   28
6.5       ESOP Contributions..........................................   28
6.6       FORFEITURES.................................................   31
6.7       WITHDRAWALS AND DISTRIBUTIONS...............................   31
6.8       DETERMINATION OF VALUE OF TRUST FUND AND OF NET EARNINGS
          OR LOSSES...................................................   31
6.9       ALLOCATION OF NET EARNINGS OR LOSSES........................   32
6.10      RESPONSIBILITIES OF THE PLAN ADMINISTRATOR..................   32
6.11      RESPONSIBILITIES OF EMPLOYER................................   32
6.12      INVESTMENT FUNDS............................................   32
6.13      DESIGNATION OF INVESTMENT FUNDS.............................   33
6.14      CHANGE IN INVESTMENT DESIGNATION............................   33
6.15      TRANSFERS AMONG INVESTMENT FUNDS............................   33
6.16      INVESTMENT DIVERSIFICATION RIGHTS...........................   33
6.17      FIDUCIARY RESPONSIBILITY....................................   34

ARTICLE 7. VESTING....................................................   35

7.1       DIRECT EMPLOYER CONTRIBUTIONS, COMPENSATION DEFERRAL
          CONTRIBUTIONS, AND EARNINGS THEREON.........................   35
7.2       ROLLOVER CONTRIBUTIONS, TRANSFER CONTRIBUTIONS, AND
          EARNINGS THEREON............................................   35
7.3       MATCHING CONTRIBUTIONS, ESOP CONTRIBUTIONS AND EARNINGS
          THEREON.....................................................   35
7.4       AMENDMENTS AFFECTING BENEFITS...............................   35
          (a) Reduction in Benefits...................................   35
          (b) Change in Vesting Schedule..............................   35
7.5       DETERMINATION OF YEARS OF SERVICE...........................   36
7.6       FORFEITURE OF NON-VESTED AMOUNTS............................   36


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ARTICLE 8. LIMITATIONS ON ALLOCATIONS.............................     38

8.1       EMPLOYER MAINTAINS ONE PLAN.............................     38
          (a) Limitations.........................................     38
          (b) Estimation of Maximum Permissible Amount............     38
          (c) Determination of Maximum Permissible Amount.........     38
          (d) Timing of Allocations...............................     38
          (e) Disposition.........................................     38
8.2       EMPLOYER MAINTAINS OTHER QUALIFIED DEFINED CONTRIBUTION
          PLANS...................................................     40
          (a) Limitations.........................................     40
          (b) Estimation of Maximum Permissible Amount............     40
          (c) Determination of Maximum Permissible Amount.........     40
          (d) Timing of Allocations...............................     40
          (e) Multiple Plans......................................     41
          (f) Disposition.........................................     41
8.3       QUALIFIED DEFINED BENEFIT PLAN..........................     41
8.4       DEFINITIONS.............................................     41
          (a) Annual Additions....................................     41
          (b) Compensation........................................     42
          (c) Defined Benefit Fraction............................     43
          (d) Defined Contribution Fraction.......................     43
          (e) Defined Contribution Dollar Limitation..............     44
          (f) Employer............................................     44
          (g) Excess Amount ......................................     44
          (h) Highest Average Compensation........................     44
          (i) Limitation Year.....................................     44
          (j) Maximum Permissible Amount..........................     44
          (k) Projected Annual Benefit............................     45

ARTICLE 9. POWERS, DUTIES AND IMMUNITIES OF THE TRUSTEE...........     46

9.1       DUTIES OF TRUSTEE CONCERNING CONTRIBUTIONS..............     46
9.2       DISTRIBUTION OF BENEFITS BY THE TRUSTEE.................     46
9.3       CONTRIBUTIONS HELD IN TRUST.............................     46
9.4       INVESTMENT OF TRUST FUND................................     46
          (a) Investment Vehicles.................................     46
          (b) Bank Trustees.......................................     47
          (c) Pooled Funds........................................     47
          (d) Options.............................................     47
          (e) Restrictions........................................     47
          (f) Foreign Investment..................................     47




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          (g) Separate Investment............................................ 47
9.5       POWERS AND DUTIES OF TRUSTEE....................................... 47
          (a) Holding and Application of Trust Fund.......................... 48
          (b) Sale, Exchange, Conveyance and Transfer of Property............ 48
          (c) Borrowing and Pledging Trust Assets............................ 48
          (d) Exercise of Owner's Rights..................................... 48
          (e) Retention of Cash.............................................. 48
          (f) Registration of Investments.................................... 49
          (g) Settlement of Claims and Debts and Action Without
              Court Approval................................................. 49
          (h) Consultation With, and Employment of, Agents and Counsel....... 49
          (i) Delegation of Investment Authority............................. 49
          (j) General Powers................................................. 49
9.6       APPLICATION OF TRUST FUNDS......................................... 50
9.7       PAYMENT OF TAXES................................................... 50
9.8       LITIGATION......................................................... 50
9.9       ACCOUNTING BY TRUSTEE.............................................. 50
9.10      RELIANCE ON WRITTEN INSTRUCTIONS................................... 50
9.11      DISPUTES........................................................... 50
9.12      DUTIES AND DECISIONS OF TRUSTEE LIMITED............................ 51
9.13      NOTICES TO TRUSTEE................................................. 51
9.14      NOTICES TO COMPANIES OR PARTICIPANTS............................... 51
9.15      APPOINTMENT/RESIGNATION AS TRUSTEE OF ALL PLANS.................... 51
9.16      NO DIVERSION OF TRUST.............................................. 51
9.17      INVESTMENT OF PROCEEDS OF EXEMPT LOAN.............................. 52
9.18      EXEMPT LOAN........................................................ 52
9.19      DIVIDENDS OF STOCK................................................. 52

ARTICLE 10. DISTRIBUTION OF BENEFITS......................................... 54

10.1      NORMAL METHOD OF DISTRIBUTION...................................... 54
10.2      TERMINATION OF EMPLOYMENT FOR ANY REASON OTHER THAN DEATH.......... 54
          (a) Participant's Vested Benefit Does Not Exceed $5,000............ 54
          (b) Participant's Vested Benefit Exceeds $5,000 ................... 55
          (c) Repayment Provisions........................................... 55
          (d) Required Distribution.......................................... 55
          (e) Distribution of ESOP Subaccount................................ 56
10.3      DEATH OF THE PARTICIPANT........................................... 56
          (a) After Commencement of Distribution............................. 57
          (b) Before Commencement of Distribution............................ 57
          (c) Deminimus Distribution......................................... 57
10.4      DELAYED DISTRIBUTION............................................... 57




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10.5     ELECTION PROCEDURES................................................ 57
10.6     DESIGNATION OF BENEFICIARY......................................... 58
         (a) Designation.................................................... 58
         (b) No Beneficiary Designated...................................... 58
         (c) Spousal Consent................................................ 59
         (d) Change in Beneficiary.......................................... 59
10.7     SPOUSAL CONSENT.................................................... 59
         (a) Method of Consent.............................................. 59
         (b) Deemed Consent................................................. 59
         (c) Revocation..................................................... 59
10.8     DISTRIBUTION ONLY UPON WRITTEN INSTRUCTIONS........................ 59
10.9     TRANSFERS TO ANOTHER QUALIFIED PLAN................................ 60
10.10    DISTRIBUTION FOR MINOR BENEFICIARY................................. 61
10.11    LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN..................... 61
10.12    RIGHT OF FIRST REFUSAL............................................. 61
10.13    PUT OPTION......................................................... 62
10.14    OTHER RIGHTS....................................................... 63

ARTICLE 11. WITHDRAWALS..................................................... 64

11.1     HARDSHIP WITHDRAWALS............................................... 64
11.2     MANNER OF MAKING WITHDRAWALS....................................... 64
11.3     LIMITATIONS ON IN-SERVICE WITHDRAWALS.............................. 64
         (a) Request........................................................ 64
         (b) Administration................................................. 64
         (c) Limitations and Security....................................... 65
         (d) Interest Rate.................................................. 66
         (e) Repayment and Default.......................................... 66
         (f) Mechanics...................................................... 67
         (g) Special Powers................................................. 67

ARTICLE 12. TOP HEAVY....................................................... 68

12.1     APPLICABILITY OF TOP HEAVY RULES................................... 68
12.2     TOP-HEAVY STATUS................................................... 68
12.3     TOP-HEAVY RATIO.................................................... 68
         (a) Defined Contribution Plans..................................... 68
         (b) Defined Benefit Plans.......................................... 69
         (c) Present Value Computations..................................... 69
12.4     TOP HEAVY REQUIREMENTS............................................. 69
         (a) Minimum Allocations............................................ 69
         (b) Minimum Vesting Schedule....................................... 71


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12.5     DEFINITIONS........................................................ 71
         (a) Determination Date............................................. 71
         (b) Key Employee................................................... 71
         (c) Non-Key Employee............................................... 72
         (d) Permissive Aggregation Group................................... 72
         (e) Required Aggregation Group..................................... 72

ARTICLE 13. ORGANIZATION AND RESPONSIBILITIES OF RETIREMENT COMMITTEE....... 73

13.1     APPOINTMENT AND TENURE OF RETIREMENT COMMITTEE..................... 73
13.2     ORGANIZATION AND DECISIONS OF RETIREMENT COMMITTEE................. 73
13.3     DUTIES OF RETIREMENT COMMITTEE..................................... 73
13.4     COMMITTEE DIRECTIONS TO TRUSTEE.................................... 74
13.5     EMPLOYMENT OF COUNSEL, ETC......................................... 74
13.6     PAYMENT OF EXPENSES OF RETIREMENT COMMITTEE........................ 74
13.7     RETIREMENT COMMITTEE AND TRUST TO BE FURNISHED INFORMATION
         CONCERNING EMPLOYEES............................................... 74
13.8     CLAIMS PROCEDURE................................................... 75
13.9     REVIEW OF DENIAL OF CLAIMS......................................... 75
13.10    DECISION ON REVIEW OF DENIAL....................................... 76

ARTICLE 14. PARTICIPATING EMPLOYERS......................................... 77

14.1     ADOPTION BY OTHER CORPORATIONS..................................... 77
14.2     ADOPTION OF PLAN AND TRUST BY AFFILIATED EMPLOYER.................. 77
14.3     ADOPTION OF COSTS.................................................. 77
14.4     DESIGNATION OF AGENT............................................... 77
14.5     EMPLOYER'S CONTRIBUTION............................................ 77
14.6     AMENDMENT.......................................................... 77
14.7     DISCONTINUANCE OF PARTICIPATION.................................... 78
14.8     PLAN ADMINISTRATOR'S AUTHORITY..................................... 78
14.9     PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE.................. 78

ARTICLE 15. CHANGE IN EMPLOYMENT............................................ 79

15.1     PARTICIPANT TRANSFER FROM EMPLOYER TO EMPLOYER..................... 79
15.2     PARTICIPANT TRANSFER FROM EMPLOYER TO AFFILIATED EMPLOYER.......... 79
15.3     EMPLOYEE CREDIT FOR SERVICES WITH AFFILIATED EMPLOYER.............. 79

ARTICLE 16. AMENDMENT, TERMINATION, AND MERGER.............................. 80

16.1     ESTABLISHMENT OF PLAN.............................................. 80
16.2     AMENDMENTS......................................................... 80


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16.3     PLAN TERMINATION; DISCONTINUANCE OF EMPLOYER CONTRIBUTIONS.......... 80
         (a) Merger, Dissolution, Consolidation, Reorganization.............. 80
         (b) Termination..................................................... 80
16.4     SUCCESSOR EMPLOYER.................................................. 81
16.5     MERGER, CONSOLIDATION, OR TRANSFER.................................. 81

ARTICLE 17. MISCELLANEOUS.................................................... 82

17.1     EXCLUSIVE BENEFIT OF PARTICIPANTS AND BENEFICIARIES................. 82
         (a) Exclusive Benefit............................................... 82
         (b) Return of Employer Contributions................................ 82
17.2     NONGUARANTEE OF EMPLOYMENT.......................................... 83
17.3     RIGHTS TO TRUST ASSETS.............................................. 83
17.4     NONALIENATION OF BENEFITS........................................... 83
17.5     BONDING............................................................. 83
17.6     APPLICABLE LAW...................................................... 83

ARTICLE 18. INDEMNIFICATION OF CERTAIN FIDUCIARIES........................... 84

18.1     RIGHTS TO INDEMNIFICATION........................................... 84
18.2     ADVANCEMENT OF EXPENSES............................................. 84
18.3     DETERMINATION OF RIGHT TO INDEMNITY................................. 84
18.4     OTHER RIGHTS........................................................ 85


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                     AMERICAN BANKERS INSURANCE GROUP, INC.

                    401(k) AND EMPLOYEE STOCK OWNERSHIP PLAN

         WHEREAS, American Bankers Insurance Group, Inc., a Florida corporation (the "Sponsoring Employer") established a 401(k) Plan and Trust in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees and their Beneficiaries;

         WHEREAS, under the terms of the Plan, the Employer continues to have the right, in conjunction with the Trustee, to amend the Plan;

         NOW THEREFORE, effective September 1, 1998, the Sponsoring Employer and the Trustee hereby amend and restate the Plan and Trust, now known as the American Bankers Insurance Group 401(k) and Employee Stock Ownership Plan (the "Plan") to transfer assets and liabilities attributable to the participants in the American Bankers Insurance Group, Inc. Leveraged Employee Stock Ownership Plan (other than those participants who reside in Canada or Puerto Rico) to the Plan. The Plan therefore contains an ESOP portion which is designed to invest primarily in the securities of the Sponsoring Employer.

         It is intended that the Plan and the related Trust meet the requirements of Sections 401 and 501 of the Internal Revenue Code as amended by the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act ("DRA") of 1984, the Retirement Equity Act of 1984, the Tax Reform Act of 1986 as amended by the Technical and Miscellaneous Revenue Act of 1988, and by the Omnibus Budget Reconciliation Acts of 1986, 1987, 1989 and 1993, the Unemployment Compensation Amendments of 1992, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997 as well as IRS regulations and pronouncements.

         The Plan and the related Trust are also intended to qualify as an employee stock ownership plan, as defined by Section 4975(e)(7) of the Code.

         NOW, THEREFORE, the Plan is amended and restated effective September 1, 1998, except to the extent that a different effective date is specified herein or is required by law, to read as follows:



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             ARTICLE 1.  PURPOSE AND APPLICABILITY OF PLAN

         1.1 PURPOSE OF PLAN. The purpose of the Plan shall be to provide benefits to Participants upon retirement, disability, death, and, in certain events, upon termination of employment upon the terms and conditions, and subject to the limitations, contained herein.

         1.2 APPLICABILITY OF PLAN. The provisions of the Plan shall apply only to persons employed by the Employer on and after the Effective Date.













                                       2
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                             ARTICLE 2. DEFINITIONS

         The following words and phrases when used herein shall have the meanings set forth below unless a different meaning is plainly required by the context.

         2.1 ACCOUNT. The individual account established and maintained for each Participant under Section 6.1. Reference to a Participant's Account shall include each Subaccount established on behalf of the Participant.

         2.2 ADJUSTMENT FACTOR. The cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987.

         2.3 AFFILIATED COMPANY. Any company which is related to the Company as a member of a controlled group of corporations in accordance with Section 414(b) of the Code, or as a trade or business under common control in accordance with
Section 414(c) of the Code, or any other entity to the extent it is required to be treated as an Affiliated Company in accordance with Section 414(o) of the Code, or any organization which is part of an affiliated service group in accordance with Section 414(m) of the Code. For purposes under the Plan of determining whether an individual is an employee and the period of employment of such individual, each such company shall be considered an Affiliated Company only for the period or periods during which such other company is a member of the controlled group or under common control.

         2.4 BENEFICIARY. The Participant's Spouse, or in the event that the Participant is not married or the Participant's Spouse has properly executed a Spousal Consent, the natural person or persons or the Participant's estate, as designated by the Participant in accordance with Article 10 to receive any undistributed amounts credited to the Participant's Account under the Plan at the time of the Participant's death.

         2.5 BENEFIT. The nonforfeitable interest of a Participant in the balance of his Account which is distributable to him or his Beneficiary as provided in Article 10.

         2.6 BOARD OR BOARD OF DIRECTORS. The Board of Directors of the Company, or its executive committee acting in its stead.

         2.7 BREAK IN SERVICE. A Vesting Period during which an Employee fails to complete more than five hundred (500) Hours of Service with the Employer.


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         2.8 CODE. The Internal Revenue Code of 1986, as amended from time to time.

         2.9 COMPANY. American Bankers Insurance Group, Inc.

         2.10 COMPENSATION.

                  (a) For purposes of the nondiscrimination tests under Sections 401(k) and 401(m) of the Code, Compensation shall include all amounts received by the Participant during the Plan Year which are required to be reported as wages on the Participant's "Wages, Tips, and Other Compensation" Box on Form W-2 for income tax purposes. At the Employer's election, such Compensation shall include amounts that are not currently includable in the Participant's gross income by reason of the application of Sections 125, 402(a)(8), 402(h)(1)(B) or 403(b) of the Code provided such election is made on a uniform and consistent basis.

                  (b) For purposes of determining the amount of elective deferral pursuant to a compensation deferral election and for purposes of allocation under the Plan based on Compensation, Compensation shall include the cash remuneration for services rendered which is paid by the Employer to or for an Employee during a Plan Year in which the Employee was a Participant in the Plan which would be subject to withholding for Federal income tax purposes but for pre-tax elections by the Employee under this plan. The Compensation of a Participant shall include wages, salary, and overtime, and shall include Compensation Deferral Contributions. Compensation shall not include any amount received as a bonus or commission, or required to be included in gross income as a taxable fringe benefit. Compensation shall be determined based on the period the Employee is a Participant in the Plan.

                  (c) For purposes of the limit on annual additions under
Section 415 of the Code, Compensation shall be as defined under Section 8.4(b) of the Plan.

                  (d) For purposes of determining which Participants are Highly Compensated as described under Section 5.6(h) of the Plan, Sections 414(q)(6) and (7) of the Code shall apply. A calendar year calculation election as defined in Treasury Regulation 1.414(q) - 1T Q&A14(b) may be made by the Retirement Committee.

                  (e) The maximum amount of compensation that may be taken into account any purpose is the limit provided in Section 401(a)(17) of the Code, beginning in 1990 $200,000 as adjusted, or beginning in 1994, $150,000 as adjusted.



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         2.11 COMPENSATION DEFERRAL CONTRIBUTIONS. The contributions pursuant to
Section 4.1 which the Participant elects to defer from his Compensation and which the Employer makes to the Plan on the Participant's behalf.

         2.12 DETERMINATION DATE. With respect to any Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that Plan Year.

         2.13 DIRECT EMPLOYER CONTRIBUTION. The contributions determined by the Board which allow the Plan to satisfy the discrimination tests under Section 401(k) and 401(m) of the Code, are made to the Plan pursuant to Section 4.1 on behalf of Participants who are not Highly Compensated as defined in Section 5.6(h) of the Plan, and meet the requirements of Section 5.6(f) of the Plan.

         2.14 DISABILITY. A disability as determined under the Company-sponsored long-term disability plan.

         2.15 EARLY RETIREMENT DATE. The last day of the month during which the Participant has attained both Age 50 and 15 Years of Service and actually retires prior to his Normal Retirement Date.

         2.16 EFFECTIVE DATE. The Plan as amended and restated is effective September 1, 1998. The Plan was originally effective July 1, 1985.

         2.17 EMPLOYEE. Any person employed by an Employer; provided that any Leased Employee shall not be eligible to participate in the Plan nor shall (i) individuals classified as temporary employees, (ii) individuals whose terms and conditions of employment are determined under a collective bargaining agreement,
(iii) individuals who are nonresident aliens with no United States sourced income (except as otherwise provided by an Employer), or (iv) individuals employed by an Employer in Puerto Rico, be eligible to participate in the Plan.

         2.18 EMPLOYER. The Company and any subsidiary thereof or Affiliated Company that adopts this Plan (hereinafter referred to as an "Affiliated Employer"). The Board may, by resolution, bring additional Affiliated Companies into this Plan at any time. In the case of the Company, the term "Employer" shall include any successor company, whether by merger, purchase of assets, or otherwise, which adopts the Plan and Trust. When used with reference to an Employee or Participant, the term shall mean the Employer employing the Employee or Participant.

         2.19 EMPLOYER CONTRIBUTIONS. Matching Contributions, Direct Employer Contributions, ESOP Contributions and Compensation Deferral Contributions under
Article 4 are sometimes referred to collectively as Employer Contributions.

         2.20 ENTRY DATE. The date on which an Employee enters the Plan. The Entry Date is January 1 or July 1 following the date an Employee satisfies the eligibility requirements of Article III.

         2.21 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

         2.22 EXEMPT LOAN. Any loan to the Plan or Fund not prohibited by
Section 4975(c) of the Code, including a loan which meets the requirements set forth in Section 4975(d)(3) of the Code and Regulations promulgated thereunder (or successor provision thereof), the proceeds of which are used to finance the acquisition of Stock or refinance such a loan.

         2.23 401(k) FEATURE. The applicable sections of this Plan Document which represent a qualified cash or deferral arrangement as defined under
Section 401(k) and other related sections of the Code.

         2.24 HOUR OF SERVICE.

                  (a) DUTIES PERFORMED. Each hour for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. These hours shall be credited to the Employee only for the computation period in which the Employee performs the duties, irrespective of when paid.

                  (b) BACK PAY. Each hour for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated) for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty, or military duty. No more than five hundred one (501) Hours of Service shall be credited under this paragraph to an Employee on account of any single, continuous period during which the Employee does not perform any duties (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference.

                  (c) NO DUTIES PERFORMED. Each hour for which back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. These hours shall be credited to the Employee for the computation period(s) to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

                  (d) FAMILY LEAVE. Solely for purposes of determining whether an Employee incurs a Break in Service under any provision of this Plan, Hours of Service shall also include an Employee's unpaid absence due to maternity or paternity leave. An absence from work for maternity or paternity reasons means an absence:

                           (1)      by reason of the pregnancy of the Employee,

                           (2) by reason of the birth of a child of the Employee,

                           (3) by reason of the placement of a child with the Employee in connection with adoption, or

                           (4) for purposes of caring for such a child for a period immediately following such birth or placement.

During this absence, the Employee shall be credited with the Hours of Service which would have been credited but for the absence, or, if such hours cannot be determined, with eight hours per day. No more than five hundred one (501) Hours of Service will be credited for purposes of any such maternity or paternity absence from work. These Hours of Service shall be credited in the computation period following the computation period in which the absence begins, except as necessary to prevent a Break in Service in the computation period in which the absence begins. The definition of maternity or paternity leave shall be interpreted and applied under the Plan in a manner consistent with the Family and Medical Leave Act of 1993, as it may be amended from time to time, and applicable regulations.

                  (e) METHOD FOR CREDITING. The method the Administrator will elect to credit Hours of Service is the "actual" method, whereby the Hours of Service are determined from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.

                  (f) MILITARY LEAVE. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

         2.25 INVESTMENT MANAGER. The individual or entity appointed by the Trustee pursuant the Trust Agreement to manage the investment of all or a portion of the Trust. The Investment Manager may be any person, firm or corporation who is a registered investment advisor under the Investment Advisors Act of 1940, a bank, or an insurance company, and

                  (1) who has the power to manage, acquire, or dispose of plan assets, and

                  (2) who acknowledges in writing his fiduciary responsibility

         2.26 JOINDER AGREEMENT. The form prescribed by the Plan Administrator pursuant to which an Affiliated Employer adopts the Plan and Trust, as provided in Article 14.

         2.27 LATE RETIREMENT DATE. The last day of the month during which a Participant actually retires after his Normal Retirement Date.

         2.28 LEASED EMPLOYEE. Any person (other than an Employee of an Affiliated Employer) who, pursuant to an agreement between an Affiliated Employer and any other person, has performed service for any of the Affiliated Employers (or for any of the Affiliated Employers and related persons determined in accordance with Section 414(n) of the Code) on a substantially full-time basis for a period of at least one year and such services are under the primary direction and control of an Affiliated Employer. The determination of whether a person is a Leased Employee will be made pursuant to the rules and regulations under Section 414(n) of the Code.

         2.29 MATCHING CONTRIBUTIONS. Discretionary Contributions made by the Employer and designated by the Board as Matching Contributions pursuant to
Section 4.1.

         2.30 NORMAL RETIREMENT AGE. Age 65.

         2.31 NORMAL RETIREMENT DATE. The last day of the month during which a Participant attains Normal Retirement Age.

         2.32 PARTICIPANT. A person who has met the eligibility requirements of
Article 3 and
whose Account hereunder has been neither completely forfeited nor completely distributed.

         2.33 PLAN. The American Bankers Insurance Group, Inc. 401(k) and Employee Stock Ownership Plan as set forth in this Plan document and as it may be amended from time to time.

         2.34 PLAN ADMINISTRATOR. The individual designated by the Board to be Chairman of the Retirement Committee and to administer the Plan as provided in
Article 13.

         2.35 PLAN YEAR. Each Plan Year shall be the twelve (12) consecutive month period commencing on January 1 and ending on December 31.

         2.36 QUALIFIED ELECTION PERIOD. With regard to each Participant, beginning with the Plan Year after the first Plan Year in which the Participant first became a Qualified Participant.

         2.37 QUALIFIED PARTICIPANT. An Employee who has completed at least ten
(10) years of participation in the Plan and has attained age 55.

         2.38 ROLLOVER CONTRIBUTION. The contribution by a Participant of a distribution received from another qualified plan to this Plan pursuant to
Section 4.6(b).

         2.39 SPONSORING EMPLOYER. American Bankers Insurance Group, Inc., a Florida corporation, and any entity succeeding to its business that may assume its obligations under the Plan.

         2.40 SPOUSE. The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

         2.41 SPOUSAL CONSENT. Written consent of the Participant's Spouse, as described in Article 10.

         2.42 STOCK. Common stock of the Employer which is readily tradable on an established securities market. If there is no common stock which meets the requirements of the preceding sentence, then Stock shall mean common stock issued by the Employer having a combination of voting power and dividend rights equal to or in excess of that class of common stock of the Employer having the greatest voting power and that class of common stock of the Employer having the greatest dividend rights.

         2.43 SUBACCOUNTS. The ESOP Contributions Subaccount, Matching Contribution Subaccount, Direct Employer Subaccount, Compensation Deferral subaccount, and Transfer and Rollover Subaccount which may be established under
Section 6.1 for a Participant.

         2.44 SUSPENSE SUBFUND. The Subfund established under Section 6.5(b) hereof as part of the Trust Fund to hold Stock purchased with the proceeds of an Exempt Loan pending the allocation of such Stock to individual Accounts.

         2.45 TRANSFER CONTRIBUTIONS. The contributions of a Participant's interest in a qualified plan made from such plan directly to the Trustee pursuant to Section 4.6(a). No transfer contribution shall be accepted if such transfer would cause the requirements of Code Sections 401(a)(11) and 417 to apply to this Plan.

         2.46 TRUST. The fund maintained by the Trustee for the investment of Plan assets in accordance with the terms and conditions of the Trust Agreement.

         2.47 TRUST AGREEMENT. The agreement or agreements entered into between the Employers and the Trustee to carry out the purposes of the Plan, such Trust Agreement being incorporated herein as part of the Plan.

         2.48 TRUSTEE. Any person, including any bank or trust company, designated by the Board of Directors under the Trust Agreement to receive contributions made by the Employers, and to provide benefits pursuant to the provisions of this Plan.

         2.49 TRUST FUND. The assets of the Plan which are held by the Trustee pursuant to the Trust Agreement for the purpose of providing for the payment of benefits or other liabilities of the Plan.

         2.50 VALUATION DATE. The last day of each Plan Year and any other date as may be determined by the Plan Administrator for valuing the Trust Fund.

         2.51 VESTING YEAR OF SERVICE. A Plan Year in which an Employee completes 1,000 Hours of Service.

                   ARTICLE 3. ELIGIBILITY AND YEARS OF SERVICE

         3.1 ELIGIBILITY REQUIREMENTS. Each Employee shall become a Participant on the Entry Date following the date upon which the Employee attains age 18 provided that the Employee is employed by the Employer as of such Entry Date. Each Employee who was a Participant in the Plan on the day before the Effective Date of this Amendment and Restatement of the Plan shall continue as a Participant in the Plan.

         3.2 PARTICIPATION UPON RE-EMPLOYMENT. A Participant whose employment terminates shall re-enter the Plan as a Participant on the date of his re-employment. An Employee who has satisfied the eligibility condition(s) of
Section 3.1 but who terminates employment prior to becoming a Participant shall become a Participant in the Plan on the date of his re-employment, or, if later, his original applicable Entry Date. Any other Employee whose employment terminates and who is subsequently re-employed shall become a Participant in accordance with the provisions of Section 3.1.

                            ARTICLE 4. CONTRIBUTIONS

         4.1 EMPLOYER CONTRIBUTIONS.

                  (a) MATCHING CONTRIBUTIONS. The Board may (but is not required to), designate for each Plan Year, Matching Contributions which shall be allocated to the Matching Contribution Subaccounts of eligible Participants who have elected to make Compensation Deferral Contributions pursuant to Section
5.1. Matching Contributions, if any, shall be made at the discretion of the Board. The Board may limit Matching Contributions to a specified dollar amount, a specified percentage of each Participant's Compensation Deferral Contributions, or to only those eligible Participants who are not Highly Compensated Participants as it shall determine at its discretion. For purposes of determining and allocating a Matching Contribution, the Employer shall not take into account a Participant's Compensation Deferral Contributions which exceed the Code Section 402(g) limitation ($7,000 limit, as adjusted) set forth in Article 5.

                  (b) DIRECT EMPLOYER CONTRIBUTIONS. For each Plan Year during which the 401(k) Feature is in effect, the Employer may make Direct Employer Contributions to the Direct Employer Subaccounts of Participants who are not Highly Compensated Participants (within the meaning of Section 414(q) of the
Code) in such amounts as the Board shall determine. The purpose of Direct Employer Contributions is to allow the Plan to meet the discrimination tests under Section 401(k) and Section 401(m) of the Code.

                  (c) COMPENSATION DEFERRAL CONTRIBUTIONS. Participants employed by the Employer may elect to have the Employer make Compensation Deferral Contributions to the Participant's Compensation Deferral Subaccount on his behalf by executing a Compensation Deferral Agreement as described in Section
5.1 of the Plan.

                  (d) ESOP CONTRIBUTIONS. Subject to Article 8 hereof, for each Plan Year the Employer may contribute to the Trust such sum as the Board may, in its sole discretion, determine. The contribution under this Section 4.1(d) for any given Plan Year shall be paid to the Trustee not later than the due date (including any extensions thereof) for filing the Employer's federal income tax return for its taxable year on account of which such contribution was made. All or part of the contributions made under Section 4.1(d) hereof may be applied to repay any outstanding Exempt Loan. The Plan Administrator may, subject to any pledge or similar agreement, direct or determine the proportions of such contributions which are applied to repay each such Exempt Loan. Nothing in this Section shall diminish the rights of the lender with respect to the Exempt Loan nor shall it operate to reduce or limit payments due under the Exempt Loan. All or part of the contributions made under Section 4.1(d) hereof may be used to purchase shares of Stock allocated to the Account of any Participant in order to make a distribution to such Participant in accordance with this Plan.

                  No Employer-provided pension or welfare benefit under this Plan with the exception of Matching Contributions shall be conditioned directly or indirectly on Compensation Deferral Contributions.

         4.2 EMPLOYER CONTRIBUTION LIMITS. No contribution shall be made under this Article 4 to the extent that, when added to other Employer Contributions would cause the amounts allocated to the Accounts of all Participants to exceed the limits of Article 8 of the Plan.

         4.3 TIME OF CONTRIBUTIONS. Except as otherwise noted, all other Employer Contributions to the Trust for a Plan Year shall be made no later than the date prescribed by law for filing the Employer's federal income tax return, including extensions thereof, for the taxable year with or within which the Plan Year ends. All Compensation Deferral Contributions to the Trust for any Plan Year shall be made as of earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event, within 90 days from the date on which such amount would otherwise have been payable to the Employee in cash. Any Direct Employer Contributions shall be made no later than 12 months after the close of the Plan Year to which the contribution relates.

         4.4 PROFITS NOT REQUIRED. Notwithstanding any other provisions of this Plan, the Employer shall make all contributions to this Plan without regard to current or accumulated earnings and profits for the taxable year or years ending with or within which such Plan Year. Even though profits are not required, the Plan shall continue to be designed to qualify as a profit-sharing plan for all purposes under the Code.

         4.5 FORM OF CONTRIBUTIONS. All Employer Contributions (other than ESOP Contributions) to the Trust for any Plan Year shall be made in cash or in such property as is acceptable to the trustee either in one lump sum or in installments within the time prescribed by Section 4.8 of the Plan.

         4.6 TRANSFERS AND ROLLOVERS.

                  (a) TRANSFER CONTRIBUTION. Subject to the approval of the Plan Administrator, the Trustee may, in its discretion, accept a direct transfer of assets from the trustee of any other qualified plan described in Section 401(a) of the Code or from a qualified annuity plan described in Section 403(a) of the Code (a "Transfer Contribution"), to be held for the benefit of any Participant to the full extent permitted by the Code.

                  (b) ROLLOVER CONTRIBUTION. Subject to the approval of the Plan Administrator, a Participant who has participated in any other qualified plan described in Section 401(a) of the Code or in a qualified annuity plan described in Section 403(a) of the Code shall be permitted to make a Rollover Contribution to the Trust of an amount received by the Participant that is attributable to participation in such other plan (reduced by any nondeductible voluntary contributions he made to the plan), and provided that the Rollover Contribution complies with all applicable Code requirements.

                  (c) ACCEPTANCE. Before approving such a Transfer or Rollover Contribution, the Plan Administrator may request from the Participant or the Employer any documents or other information which the Plan Administrator, in its discretion, deems necessary to approve such Transfer or Rollover Contribution. The Plan Administrator shall act upon requests for Transfer or Rollover Contributions in a manner that does not discriminate in favor of officers, shareholders, or highly compensated employees. A Transfer or Rollover Contribution may be accepted by the Trustee regardless of whether the Employee has met the eligibility requirements of Article 3 of the Plan.

                  (d) ACCOUNTS. Any Transfer or Rollover Contribution to the Trust shall be credited to the Participant's Transfer and Rollover Subaccount established under Section 6.1.

                  (e) INVESTMENT. Unless the Plan Administrator directs that a Participant's Transfer or Rollover Contributions be segregated for investment purposes such transfer or rollover will be invested as directed by the Retirement Committee.

                  (f) SEGREGATION. The Plan Administrator may direct that a Participant's Transfer or Rollover Contributions be segregated into a separate account for investment purposes and not share in any income, gains or losses attributable to the general trust fund until the first day of the Plan Year following the Plan Year during which such Transfer or Rollover Contribution was accepted.

                            ARTICLE 5. 401(k) FEATURE

         5.1 COMPENSATION DEFERRAL AGREEMENT.

                  (a) NATURE OF AGREEMENT. The Compensation Deferral Agreement referred to in the Plan shall be a legally binding agreement (on a form prescribed by the Plan Administrator) whereby the Participant agrees to reduce the Compensation otherwise payable to him thereafter by a whole percentage (not to exceed fifteen (15) percent) and whereby the Employer agrees, subject to the limitations of Section 5.2, 5.4 and Article 8 of the Plan, to contribute the total amount of Compensation reduced by the Participant during any payroll period to the Trust on behalf of the Participant as a Compensation Deferral Contribution under Section 4.1 of the Plan. The Compensation Deferral Agreement must be submitted to the Plan Administrator prior to the date as of which the Participant wants to begin making Compensation Deferral Contributions. The Plan Administrator may require that such forms be submitted a designated number of days prior to the start of compensation deferral to allow sufficient time for the implementation of compensation deferral.

                  Notwithstanding the percentage of Compensation the Participant has elected to defer, Compensation Deferral Contributions made under this Plan or any other qualified plan maintained by the Employer, in any Taxable Year of the Participant, are limited to the lesser of (1) 15% of Compensation as defined in Section 8.4(b) or (2) the $7,000 limit as adjusted by the Secretary of the Treasury for the percentage increase in the Consumer Price Index as in effect for the Limitation Year (the Code Section 402(g) limitation).

                  (b) TIMING OF COMPENSATION DEFERRAL. The deferral of a Participant's Compensation to the Trust under Section 4.1 of the Plan shall be done on a monthly, semimonthly, biweekly, weekly, or other periodic basis in accordance with the Participant's payroll period, and at the time any bonus is paid to the Participant.

                  (c) FORM OF ELECTION OR AGREEMENT. Each election or agreement made pursuant to this Section shall be in writing and submitted to the Plan Administrator on a form prescribed by the Plan Administrator for such purposes at such time herein provided.

                  (d) EFFECTIVE DATE OF ELECTION OR AGREEMENT. A Compensation Deferral Agreement shall be effective only on a Compensation Deferral Election Date. To be effective as of the next following Compensation Deferral Election Date, each election or agreement made pursuant to this Section must be submitted at least the designated number of days prior to the next following Compensation Deferral Election Date. Any agreement or election made less than the designated number of days prior to the next following Compensation Deferral Election Date shall be effective only as of the second following Compensation Deferral Election Date. If a Participant's payroll period does not begin on a Compensation Deferral Election Date, reductions from said Participant's Compensation shall begin as of the next payroll period immediately following the applicable Compensation Deferral Election Date.

                  (e) COMPENSATION DEFERRAL ELECTION DATE. The Compensation Deferral Election Dates will be the first day of the first and seventh month of the Plan Year and such other dates as are designated by the Plan Administrator.

                  (f) RETURN OF REDUCED COMPENSATION AMOUNTS TO PARTICIPANTS. A Participant's Compensation Deferral Agreement shall provide that if the Plan Administrator determines that all or any part of the amount elected to be deferred by the Participant for any Plan Year may not be contributed to the Trust as a Compensation Deferral Contribution under Section 4.1 of the Plan because of the limitations of Section 5.2, 5.4, 5.5 or Article 8 of the Plan, the Employer shall not be required to make such contribution to the Trust, and instead shall pay so much of the Participant's deferred Compensation amount which is not contributed to the Trust for the Plan Year directly to the Participant as Compensation.

                  (g) AMENDMENT OF AGREEMENT. A Participant may amend his Compensation Deferral Agreement at any time with respect to Compensation not yet earned to provide a new whole percentage that will be used to determine the Compensation Deferral Contributions on his behalf. A Participant's amended Compensation Deferral Agreement shall be effective as provided in this Article following the date the amended Agreement is received in executed form by the Plan Administrator. The Administrator may prescribe uniform and nondiscriminatory procedures limiting the number of times a Participant may amend his Compensation Deferral Agreement during any Plan Year.

                  (h) TERMINATION OF AGREEMENT. A Participant may terminate his Compensation Deferral Agreement at any time with respect to Compensation not yet earned by delivering written notice of termination to the Plan Administrator. Any Participant who terminates his Compensation Deferral Agreement shall be permitted, in accordance with uniform and nondiscriminatory rules prescribed by the Plan Administrator, to execute a new Compensation Deferral Agreement and resume having Compensation Deferral Contributions made to the Trust on his behalf.

                  (i) TRANSFER TO AFFILIATED EMPLOYER; TERMINATION OF EMPLOYMENT. A Participant's Compensation Deferral Agreement shall automatically terminate if the Participant transfers to an Affiliated Company who has not adopted the Plan or otherwise terminates his employment with the Employer. Upon transfers to an Employer who has adopted the Plan, or if such a Participant (or former Participant) subsequently returns to the employment of an Employer, the Participant shall be permitted to execute a new Compensation Deferral Agreement and resume having Compensation Deferral Contributions made to the Trust on his behalf to be effective as provided in this Section.

                  (j) RESTRICTIONS. Notwithstanding anything in this Section to the contrary, the ability of a Participant to elect to make a Compensation Deferral Contribution pursuant to a Compensation Deferral Agreement shall be restricted by Article 11 relating to hardship withdrawals.

                  (k) SPECIAL CONTRIBUTIONS. Notwithstanding any of the foregoing provisions of this Section 5.1 to the contrary (with the exception of the second paragraph of Section 5.1(a)), and subject to the limitations of Sections 2.9, 5.2 and 8.1 of the Plan, a Participant may elect, in accordance with procedures established by the Plan Administrator or its delegate, to make additional Compensation Deferral Contributions to the extent that the Participant's total Compensation Deferral Contributions during the Plan Year do not exceed 15% of the Participant's Compensation for the Plan Year at the time of such additional Compensation Deferral Contribution.

         5.2 DISCRIMINATION TEST FOR COMPENSATION DEFERRAL CONTRIBUTIONS.

                  (a) DISCRIMINATION TESTS. For each Plan Year that the 401(k) Feature is in effect, the Plan Administrator shall ensure that one of the following tests is satisfied:

                           (1) the Average Actual Deferral Percentage for all Highly Compensated Participants for the Plan Year does not exceed the Average Actual Deferral Percentage for all other Participants for the prior Plan Year multiplied by 1.25; or

                           (2) the Average Actual Deferral Percentage for all Highly Compensated Participants for the Plan Year does not exceed the Average Actual Deferral Percentage for all other Participants for the prior Plan Year multiplied by 2 (or the lesser amount prescribed by Plan Section 5.5), provided that the Average Actual Deferral Percentage for all

                                    Highly Compensated Participants does
                                    not exceed the Average Actual Deferral
                                    Percentage for all other Participants by more than two percentage points for the prior Plan Year.

                  (b) SPECIAL RULES.

                           (1) MORE THAN ONE PLAN. For the purposes of this
Section, the Actual Deferral Percentage for any Highly Compensated Participant for the Plan Year who is eligible to have Compensation Deferral Contributions or Direct Employer Contributions allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Compensation Deferral Contributions and Direct Employee Contributions were made under a single arrangement. If a Highly Compensated Participant participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                               In the event that this Plan satisfies the
requirements of sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Plan Section shall be applied by determining the Average Actual Deferral Percentage as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.

                           (2) PLAN RECORDS. The Employer shall maintain records
sufficient to demonstrate satisfaction of the discrimination tests and the amount and identification of contributions used in such test.

                           (3) OTHER REQUIREMENTS. The determination and
treatment of the Compensation Deferral Contributions, Direct Employer Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  (c) RETURN OF REDUCED COMPENSATION AMOUNTS TO PARTICIPANTS. If the Plan Administrator determines that the discrimination tests set forth in paragraph (a) above may not be satisfied for a Plan Year, then the amount of Compensation Deferral Contributions that were made on behalf of Highly Compensated Participants may be reduced to the extent necessary to insure that one of the discrimination tests set forth in paragraph (a) will be satisfied. Any such reduction in Compensation Deferral Contributions shall be returned to Participants in accordance with Section 5.2(d) and 5.1(f) of the Plan.

                  (d) DISTRIBUTION OF EXCESS COMPENSATION DEFERRAL CONTRIBUTIONS AND DIRECT EMPLOYER CONTRIBUTIONS.

                           (1) Notwithstanding any other provision of this Plan,
Excess Contributions (contributions that cause the Plan to fail the discrimination (ADP) tests for Compensation deferral), as adjusted for allocable income or loss, generally will be distributed to Participants on whose behalf such Excess Contributions were made no later than the close of the first 2-1/2 months following the end of the Plan Year in which the Excess Contributions were made and in no event shall be distributed later than 12 months following the end of the Plan Year.

                           (2) Excess Contributions shall be treated as annual
additions under the Plan.

                           (3) Excess Contributions shall mean the aggregate
amount of Compensation Deferral Contributions and Direct Employer Contributions paid to the Plan and allocated to the accounts of Highly Compensated Participants, less the maximum amount of Compensation Deferral Contributions and Direct Employer Contributions that could be allocated to the accounts of Highly Compensated Participants, without violating the nondiscrimination requirements of Section 5.2(a). In determining the Participants to whom such Excess Contributions are to be distributed, the Compensation Deferral Contributions and Direct Employer Contributions of Highly Compensated Participants are reduced in the order of the amount of their Compensation Deferral Contributions and Direct Employer Contributions, beginning with those with the largest amount of Compensation Deferral Contributions and Direct Employer Contributions. The amount of Compensation Deferral Contributions and Direct Employer Contributions shall be reduced to the extent required to (a) cause the discrimination tests to be satisfied or (b) to cause such Highly Compensated Participant's Compensation Deferral Contributions and Direct Employer Contributions to equal the Compensation Deferral Contributions and Direct Employer Contributions of the Highly Compensated Participant with the next largest amount of Compensation Deferral Contributions and Direct Employer Contributions. This process shall be repeated until the discrimination tests are satisfied.

                           (4) Excess Contributions shall be adjusted for any
income or loss up to the date of distribution.

                           (5) The maximum distribution amount of the Excess
Contributions which would otherwise be distributed to the Participant shall be reduced by the amount of Excess Deferrals (as defined in Section 5.4) distributed to the Participant.

                           (6) Amounts described under this Section 5.2(d) shall
first be treated as distributions from the Participant's Compensation Deferral Subaccount and shall be treated as distributed from the Participant's Direct Employer subaccount only to the extent that such Excess Contributions exceed the balance in the Participant's Compensation Deferral Subaccount.

         5.3 DISCRIMINATION TEST FOR MATCHING CONTRIBUTIONS.

                  (a) DISCRIMINATION TESTS. For each Plan Year that the 401(k) Feature is in effect, the Plan Administrator shall insure that one of the following tests is satisfied:

                           (1) The Average Contribution Percentage for all Highly Compensated Participants for the Plan year does not exceed the Average Contribution Percentage for all other Participants for the prior Plan Year multiplied by 1.25; or

                           (2) The Average Contribution Percentage for all Highly Compensated Participants for the Plan Year does not exceed the Average Contribution Percentage for all other Participants for the prior Plan Year multiplied by 2 (or the lesser amount prescribed by Plan Section 5.5), provided that the Average Contribution Percentage for Highly Compensated Participants does not exceed the Average Contribution Percentage for all other Participants by more than two percentage points for the prior Plan Year.

                  (b) SPECIAL RULES.

                           (1) MORE THAN ONE PLAN. For the purposes of this
Section the Contribution Percentage of any Highly Compensated Participant for the Plan Year who is eligible to have Matching Contributions allocated to his or her account, under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer, shall be determined as if all such contributions were made under a single plan. If a Highly Compensated Participant participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                           (2) AGGREGATED PLANS. In the event that this Plan
satisfies the requirements of Sections 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentages of Participants as if all such plans where a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

                           (3) If regulations promulgated under Section
401(m)(3)(B) of the Code so provide, the Employer may, at its discretion, elect to aggregate Compensation Deferral Contributions and Direct Employer Contributions for purposes of the nondiscrimination tests under this Section.

                           (4) The Employer shall maintain records sufficient to
demonstrate satisfaction of the discrimination tests for Matching Contributions.

                           (5) OTHER REQUIREMENTS. The determination and
treatment of the Contribution Percentage of any Participant and the nondiscrimination tests of this Section shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  (c) DISTRIBUTION OF EXCESS MATCHING CONTRIBUTIONS.

                           (1) Notwithstanding any other provision of this Plan,
Excess Matching Contributions (contributions that cause the Plan to fail the discrimination tests for matching contributions), as adjusted for allocable income or loss, shall be forfeited, if otherwise forfeitable under the terms of this Plan, or if not forfeitable, generally distributed to Participants to whose accounts such Excess Matching Contributions were allocated no later than the close of the first 2-1/2 months following the end of the Plan Year for which the Excess Contributions were made and in no event shall be distributed later than 12 months following the end of the Plan Year.

                           (2) Excess Matching Contributions shall be treated as
annual additions under the Plan.

                           (3) Excess Matching Contributions means, with respect
to any Plan Year, the excess of the aggregate amount of Matching Contributions actually paid on behalf of

Highly Compensated Participants over the maximum amount of such contributions that can be contributed to the accounts of such Participants without violating the discrimination requirements of this Section. The determination of Excess Matching Contributions is to be made after first determining the Excess Deferrals (as defined in Section 5.4) and then determining the Excess Contributions (as defined in Section 5.2).

                           (4) In determining the Participants to whom such
Excess Matching Contributions are to be distributed or forfeited, the contributions made by or on behalf of Highly Compensated Participants will be reduced in the order of their Matching Contributions beginning with those with the largest amount of Matching Contributions. The amount of Matching Contributions shall be reduced to the extent required to (a) cause the discrimination tests to be satisfied or (b) to cause such Highly Compensated Participant's amount of Matching Contributions to equal the amount of Matching Contributions of the Highly Compensated Participant with the next largest amount of Matching Contributions. This process shall be repeated until the discrimination tests are satisfied.

                           (5) Excess Matching Contributions shall be adjusted
for any income or loss up to the date of distribution.

                           (6) Excess Matching Contributions from a
Participant's Matching Contribution Subaccount shall be forfeited if not vested, or if vested, distributed, in proportion to the Participant's Matching Contributions for the Plan Year.

                           (7) Amounts forfeited by Highly Compensated
Participants under this Section shall be:

                                    (A)      applied to reduce Employer
                                             Contributions; or

                                    (B)      allocated after and in the same
                                             manner as other forfeitures of
                                             Matching Contributions under this
                                             Plan except that no amounts
                                             forfeited due to this Section shall
                                             be allocated to the account of any
                                             Highly Compensated Participant.

         5.4 DISTRIBUTION OF EXCESS DEFERRALS.

                  (a) Notwithstanding any other provision of the Plan, Excess Deferral Amounts (amounts above the Code Section 402(g) dollar limit for deferrals by an individual as described at Plan Section 5.1(a)) and income and loss allocable thereto shall be distributed no later than April 15 following the Plan Year during which the 401(k) Feature was activated and each April 15 thereafter to Participants who claim such Excess Deferral Amounts for the preceding calendar year. Excess Deferral Amounts shall be treated as annual additions under the Plan.

                  (b) For purposes of this Section Excess Deferral Amounts shall mean the amount of Compensation Deferral Contributions for a calendar year that a Participant designates if not distributed to him, will when added to the amounts otherwise deferred by him including:

                           (1)      elective deferrals under other 401(k) plans;

                           (2)      elective deferrals under Simplified Employee
                                    Plans;

                           (3) benefits provided under certain union plans as described in Section 501(c)(18) of the Code;

                           (4) elective deferrals under an unfunded deferred compensation program of a state or local government; and

                           (5) amounts contributed to a tax sheltered annuity pursuant to a salary reduction agreement;

Shall cause him to exceed the limit on amounts excludable from his income under
Section 402(g) of the Code (which defines the dollar limit of elective deferrals by an individual) for the preceding calendar year.

                  (c) A Participant's designation of an Excess Deferral Amount shall be in writing, shall be submitted to the Plan Administrator no later than March 1, and shall specify the Participant's Excess Deferral Amount for the preceding calendar year.

                  (d) The Plan Administrator shall review such Participant Designation of Excess Deferrals to determine to the best of his knowledge that such amounts may be distributed from the Plan as Excess Deferrals.

                  (e) Excess Deferral Amounts shall be adjusted for any income or loss up to the date of distribution.

         5.5 MULTIPLE USE LIMITATION. If at least one Highly Compensated Participant is includible in the Average Actual Deferral Percentage test under Plan Section 5.2 and the Average Contribution Percentage test under Plan Section 5.3, the sum of the Average Actual Deferral Percentage and the Average Compensation Percentage for all Highly Compensated Participants may not exceed the multiple use limitation.

         The multiple use limitation is the sum of (1) and (2):

         (1) 125% of the greater of: (a) the Average Actual Deferral Percentage of the Nonhighly Compensated Participants; or (b) the Average Contribution Percentage of the Nonhighly Compensated Participants.

         (2) 2% plus the lesser of (1)(a) or (1)(b), but no more than twice the lesser of (1)(a) or (1)(b).

         The Plan Administrator shall determine whether the Plan satisfies the multiple use limitation after applying the discrimination test under Plan
Section 5.2 and the discrimination test under Plan Section 5.3 and making any corrective distributions required by those Sections. If, after applying this Plan Section, the Plan Administrator determines the Plan has failed to satisfy the multiple use limitation, the Plan Administrator shall correct the failure by treating the excess amount as Excess Matching Contributions.

         5.6 DEFINITIONS. For purposes of this Article 4, the following definitions shall apply:

                  (a) ACTUAL DEFERRAL PERCENTAGE. The ratio of the amount of Compensation Deferral Contributions and Direct Employer Contributions on behalf of the Participant for the Plan Year to the Participant's Compensation for the entire Plan Year. A Participant's Compensation taken into account shall be limited to compensation earned by the Participant during that portion of the Plan Year he was a Plan Participant. The amount of Nonhighly Compensated Participant's Compensation deferral Contributions shall not include such deferrals made to this Plan, or to any other Plan of the Employer, to the extent such Deferrals exceed the Section 402(g) $7,000 (as adjusted) limitation.

                  (b) AVERAGE ACTUAL DEFERRAL PERCENTAGE. The average of the Actual Deferral Percentage of the Participants in a group.

                  (c) AVERAGE CONTRIBUTION PERCENTAGE. The average of the Contribution Percentages of the Participants in a group.

                  (d) CONTRIBUTION PERCENTAGE. The ratio of the sum of Matching Contributions under the Plan on behalf of the Participant for the Plan Year to the Participant's Compensation for the entire Plan Year. A Participant's Compensation taken into account shall be limited to compensation earned by the Participant during that portion of the Plan Year he was a Plan Participant.

                  (e) DIRECT EMPLOYER CONTRIBUTIONS. Contributions other than matching contributions made by the Employer and allocated to Participants' Accounts that the Participant may not elect to receive in cash until distributed from the Plan; that are 100% vested and nonforfeitable when made; and that are not distributable under the terms of the Plan to Participants or their Beneficiaries earlier than the earlier of:

                           (1) Separation from service, death or disability of the Participant;

                           (2)      Attainment of age 59-1/2 by the Participant;

                           (3)      Termination of the Plan without
                                    establishment of a successor plan;

                           (4) The disposition by an Employer to an unrelated corporation of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used in a trade or business of such Employer, but only with respect to employees who continue employment with the corporation acquiring such assets; or

                           (5) The disposition by an Employer to an unrelated entity of such Employer's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) but only with respect to employees who continue employment with such subsidiary.

                  (f) HIGHLY COMPENSATED PARTICIPANT. A Participant described in
Section 414(q) of the Code including a Participant that:

                           (1) Was a five percent owner of the employer (as defined in Section 416(i) of the Code);

                           (2) Earned more than $80,000 (as adjusted) in annual Compensation from the Employer;

                  (g) NONHIGHLY COMPENSATED PARTICIPANT. A Participant that is not a Highly Compensated Participant.

                             ARTICLE 6. ALLOCATIONS

         6.1 INDIVIDUAL ACCOUNTS. The Plan Administrator shall establish and maintain an Account in the name of each Participant. The Account shall contain the following Subaccounts:

                  (a) DIRECT EMPLOYER SUBACCOUNT. A Direct Employer Subaccount to which shall be credited each such Participant's share of Direct Employer Contributions under Section 4.1(b) and the earnings, losses, and expenses attributable thereto.

                  (b) COMPENSATION DEFERRAL SUBACCOUNT. A Compensation Deferral Subaccount to which shall be credited Compensation Deferral Contributions made at the discretion of the Participant and the earnings, losses, and expenses attributable thereto.

                  (c) MATCHING CONTRIBUTION SUBACCOUNT. A Matching Contribution Subaccount to which shall be credited each such Participant's share of Matching Contributions under Section 4.1(a), forfeitures, and the earnings, losses, and expenses attributed thereto.

                  (d) TRANSFER AND ROLLOVER SUBACCOUNT. A Transfer and Rollover Subaccount to which shall be credited Transfer and Rollover Contributions to the Trust accepted under Sections 4.6(a) and 4.6(b) and the earnings, losses, and expenses attributable thereto.

                  (e) ESOP CONTRIBUTIONS SUBACCOUNT. A ESOP Contributions Subaccount to which shall be credited such Participant's share of ESOP Contributions under Section 4.1(d), and the earnings, losses, and expenses attributable thereto.

         6.2 UNALLOCATED ESOP CONTRIBUTION ACCOUNT. The Plan Administrator shall establish and maintain an Unallocated ESOP Contributions Account to which shall be credited all unallocated trust assets, and which is debited with payments made to (i) purchase the Company's Stock and (ii) timely discharge all obligations of the Trust.

         6.3 REHIRED PARTICIPANTS. In the event a former Participant who has received a lump sum distribution is rehired and is entitled under Section 10.2 to a repayment of amounts previously forfeited, his previously forfeited interest shall be restored first from forfeitures and then from Employer Contributions.

         6.4 ALLOCATION OF CONTRIBUTIONS.

                  (a) DIRECT EMPLOYER CONTRIBUTIONS. Direct Employer Contributions shall be allocated to the Direct Employer Subaccount of the Participant for whom the contribution was made. Direct Employer Contributions shall be based on a uniform percentage of Compensation as specified by the Retirement Committee for all Participants who are not Highly Compensated Participants, and who are employed by the Employer on the last day of the Plan Year.

                  (b) COMPENSATION DEFERRAL CONTRIBUTIONS. Compensation Deferral Contributions shall be allocated to the Compensation Deferral Subaccount of the Participant at whose direction the contribution was made.

                  (c) MATCHING CONTRIBUTIONS. Matching Contributions shall be allocated to the Matching Contribution Subaccount of each Participant who has elected Compensation Deferral Contributions and who has had such Compensation Deferral Contributions made on his behalf to the Plan, equally according to the Matching Contributions formula announced by the Board for the particular Plan Year. Such contributions shall be allocated to said Participants only if the Participant is employed as of the date said contributions are allocated.

         6.5 ESOP CONTRIBUTIONS.

                  (a) ALLOCATION OF ESOP CONTRIBUTIONS. The ESOP Contributions Subaccount maintained for each Participant will be credited as of the last day of each Plan Year with his allocable share of (1) Stock purchased by the Trust Fund using cash contributed by the Employer, if any, (2) cash contributions by the Employer, and (3) Stock released from the Suspense Subfund pursuant to
Section 6.5(b). Allocations of Stock shall be expressed in terms of a number of whole and fractional interests in shares.

                  (b) SUSPENSE SUBFUND. Stock acquired by the Fund through an Exempt Loan shall be added to and maintained in the Suspense Subfund and shall thereafter be released from the Suspense Subfund and allocated to Accounts of Participants as provided in Sections 6.5(c) and 6.5(d).

                  (c) RELEASE FROM SUSPENSE SUBFUND. Stock acquired for the Fund with the proceeds of an Exempt Loan shall be released from the Suspense Subfund as the Exempt Loan is repaid, in accordance with the provisions of this Section 6.5(c).

                           (1) For each Plan Year until the Exempt Loan is fully repaid, the number of shares of Stock released from the Suspense Subfund shall equal the number of unreleased shares of Common Stock immediately before such release for the current Plan Year multiplied by the "Release Fraction." As used herein, the term "Release Fraction" shall mean a fraction, the numerator of which is the amount of principal and interest paid on the Exempt Loan for such current Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid on such Exempt Loan for all future years during the term of such Exempt Loan (determined without reference to any possible extensions or renewals thereof). For purposes of computing the denominator of the Release Fraction, if the interest rate on an Exempt Loan is variable, the interest to be paid in subsequent Plan Years shall be calculated by assuming that the interest rate in effect as of the end of the applicable Plan Year will be the interest rate in effect for the remainder of the term of the Exempt Loan. Notwithstanding the foregoing, in the event such Exempt Loan shall be repaid with the proceeds of a subsequent Exempt Loan (the "Substitute Loan"), such repayment shall not operate to release all such Stock in the Suspense Subfund, but, rather, such release shall be effected pursuant to the foregoing provisions of this Section 6.5(c) on the basis of payments of principal and interest on such Substitute Loan.

                           (2) If the terms of the Exempt Loan provide for
specific payments of principal in set amounts on certain dates, then in lieu of applying the provisions of Section 6.5(c)(1) hereof with respect to the Exempt Loan, shares of Stock shall be released from the Suspense Subfund as the principal amounts of such Exempt Loan are repaid (without regard to interest payments) in proportion to the amount of principal repayments, provided the following three conditions are satisfied:

                                    (A) The Exempt Loan shall provide for either
                           (i) annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years or (ii) in the event the Exempt Loan provides a variable interest rate, annual payments of principal calculated at a cumulative rate that is not less rapid at any time than would have been paid had the Exempt Loan provided a fixed interest rate for the full term of the Exempt Loan equal to the initial rate of the Exempt Loan as of the closing date of the Exempt Loan, and level annual payments of such Exempt Loan were required to repay such Exempt Loan over ten years;

                                    (B) The interest portion of any payment
                           shall be disregarded only to the extent it would be treated as interest (or deemed interest, if calculated pursuant to Section 6.5(c)(2)(A)(ii) under standard loan amortization tables; and

                                    (C) If the Exempt Loan is renewed, extended
                           or refinanced, the
                           sum of the expired duration of the Exempt Loan and the renewal, extension, or new Exempt Loan period shall not exceed ten years.

                           (3) If at any time there is more than one Exempt Loan
outstanding, then separate accounts may be established under the Suspense Subfund for each such loan. Each Exempt Loan for which a separate account is maintained may be treated separately for purposes of the provisions governing the release of shares of Stock from the Suspense Subfund under this Section 6.5(c) and for purposes of the provisions governing the application of Employer contributions to repay an Exempt Loan under Section 6.5(a) hereof.

                           (4) It is intended that the provisions of this 6.5(c)
shall be applied and construed in a manner consistent with the requirements and provisions of Treasury Regulation Section 54.4975-7(b)(8), and any successor Regulation. All Stock released from the Suspense Subfund during any Plan Year shall be allocated among Participants as prescribed by Paragraph 5.4 hereof.

                  (d) ALLOCATIONS OF CONTRIBUTIONS AND SHARES. Shares of Stock released from the Suspense Subfund for a Plan Year in accordance with Section 6.5(c) hereof and all contributions under Section 6.5(a) shall be held in the Fund on an unallocated basis until allocated by the Retirement Committee as of the last day of such Plan Year. Except to the extent provided in Section 6.5(a) and this section, the allocation of such shares and funds among the Accounts of Participants shall be made among the Accounts of those Participants who were in Employment on the last day of such Plan Year. If cash dividends (declared on Stock that had been acquired with an Exempt Loan and that are allocated to a Participant's Account) are used to make payments on such Exempt Loan, then Stock with a fair market value at least equal to the amount of such dividends released from the Suspense Subfund shall be allocated to such Participant's Account. The remaining number of shares and funds allocable to a Participant's Account after application of the preceding sentence shall be the number of such shares and funds which bears the same ratio to the total of such remaining shares released (and any other Employer contribution) for such Plan Year and allocable to the contribution made by the Employer as the Compensation for the Plan Year of such Participant while employed by an Affiliated Employer bears to the total Compensation for the Plan Year of all Participants entitled to an allocation under this Section 6.5(d) for that Plan Year. All Stock in the Fund, other than Stock held in the Suspense Subfund as of the last day of a Plan Year, must be allocated to Accounts as of such last day. Notwithstanding the foregoing, a Participant shall be entitled to an allocation for the Plan Year in which the Participant terminates employment due to Retirement, death, or disability regardless of whether the Participant was employed by an Affiliated Employer on the last business day of such Plan Year.

                  (e) STOCK DIVIDENDS, SPLITS, RECAPITALIZATIONS, ETC. Any Stock received by the Trustee as a result of a stock split, dividend, conversion, or as a result of a reorganization or recapitalization shall be allocated as of the day on which the Stock is received by the Trustee in the same manner as the Stock to which it is attributable is then allocated.

                  (f) ESOP PORTION OF PLAN. The ESOP portion of the Plan shall include amounts allocated to Participants' ESOP Contributions Subaccounts that are invested in Stock.

         6.6 FORFEITURES. As of the last day of each Plan Year, any Matching Contributions that became forfeitures during the Plan Year shall be reallocated to each Participant who is actively employed by the Employer as of the last day of the Plan Year and who completed one thousand (1,000) Hours of Service during such Plan Year in the ratio of each such eligible Participant's Compensation to all such eligible Participants' Compensation.

                  As of the last day of each Plan Year, any ESOP Contributions that became forfeitures during the Plan year shall be reallocated to each Participant who is actively employed by the Employer as of the last day of the Plan Year, who completes one thousand (1,000) Hours of Service during such Plan Year, and who has amounts in their ESOP Contributions Subaccount, in the ratio of each such Eligible Participant's Compensation to all such eligible Participants' Compensation.

         6.7 WITHDRAWALS AND DISTRIBUTIONS. Any distribution to a Participant or his Beneficiary, any amount transferred from a Participant's Account directly to the Trustee of any other qualified plan described in Section 401(a) of the Code or from a qualified annuity plan described in Section 403(a) of the Code, or any withdrawal by a Participant shall be charged to the appropriate Subaccount(s) of the Participant as of the date of the distribution or the withdrawal.

         6.8 DETERMINATION OF VALUE OF TRUST FUND AND OF NET EARNINGS OR LOSSES. As of each Valuation Date the Trustee shall determine the sum of the net earnings or losses of the Trust Fund which shall reflect accrued but unpaid interest, dividends, gains or losses realized from the sale, exchange or collection of assets, other income received, appreciation in the fair market value of assets, depreciation in the fair market value of assets, administration expenses, and taxes and other expenses paid. Gains or losses realized and adjustments for appreciation or depreciation in fair market value shall be computed with respect to the difference between such value as of the preceding Valuation Date or date of purchase, whichever is later.

         6.9 ALLOCATION OF NET EARNINGS OR LOSSES. As of each Valuation Date the net earnings or losses of the Trust Fund for the valuation period then ending shall be allocated to the Accounts of all Participants (or Beneficiaries) having Accounts both on such date and at the beginning of such valuation period. Such allocation shall be made by the application of a fraction, the numerator of which is the value of the Account of a specific Participant (or Beneficiary) as of the immediately preceding Valuation Date, reduced by any distributions therefrom since such preceding Valuation Date, and the denominator of which is the total value of all such Accounts as of that preceding Valuation Date, reduced by any distributions therefrom since such preceding Valuation Date. Notwithstanding the above, any amounts held in directed investment accounts shall be credited with gains or losses as such accounts individually shall generate.

         6.10 RESPONSIBILITIES OF THE PLAN ADMINISTRATOR. The Plan Administrator shall maintain accurate records with respect to the contributions made by or on behalf of Participants under the Plan, and shall furnish the Trustee with written instructions directing the Trustee to allocate all Plan contributions to the Trust among the separate Subaccounts of Participants in accordance with
Section 6.1 above. In making any such allocation, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator, and shall be under no duty to make any inquiry or investigation with respect thereto. The Plan Administrator shall prepare and cause to be mailed or delivered to each Participant at least annually a statement in such form as the Plan Administrator shall determine. Such statement shall include the number of shares of Stock, if any, including any fractional shares, and cash, if any, credited to the Account of such Participant.

         6.11 RESPONSIBILITIES OF EMPLOYER. The Employer shall provide the Plan Administrator with all information required by the Plan Administrator to make a proper allocation of Employer Contributions for each Plan Year.

         6.12 INVESTMENT FUNDS. In the sole discretion of the Plan Administrator, one or more funds (to be designated as "Investment Funds") shall be established in the Trust. With respect to any of the Investment Funds, the Trustee (or Investment Manager) may invest and reinvest in collective investment funds (as authorized by ERISA, the Code, and any related governmental regulations and rulings) maintained by the Trustee (or any bank which is a member of an affiliated group, as defined in Section 1504 of the Code) or any Investment Manager for the investment of assets of employee benefit plans qualified under Section 401(a) of the Code, whereupon the instrument(s) establishing such collective investment funds shall constitute a part of this Plan with respect to any assets of the Plan that are at the time invested in such funds.

         6.13 DESIGNATION OF INVESTMENT FUNDS. Subject to such nondiscriminatory rules as the Plan Administrator may from time to time prescribe, each Participant shall designate the Investment Fund or Funds in which his Account shall be invested. The designated investments shall be in 1% increments, provided that the total designated equals 100% of his Account. In the event a Participant fails to designate the investment of his Account, such amounts shall be invested in one or more fixed income Investment Funds until the Participant properly designates other Investment Funds. Any investment designation made by a Participant shall continue in effect until changed by the Participant in accordance with Section 6.14.

         6.14 CHANGE IN INVESTMENT DESIGNATION. A Participant may change the Investment Funds into which any future Compensation Deferral Contributions and Matching Contributions are invested, by notifying the Plan Administrator or its delegate at any time and in the manner prescribed by the Plan Administrator. Any change in the designated Investment Funds shall be in 1% increments, provided that the total designated shall equal 100% of any future contributions made by or on the Participant's behalf. Such change in the designation of Investment Funds shall be effective as soon as practicable after the Participant notifies the Plan Administrator or its delegate.

         6.15 TRANSFERS AMONG INVESTMENT FUNDS. An active or inactive Participant may change the Investment Funds in which the existing balances of his Participant Account are invested, by notifying the Plan Administrator or its delegate at any time in the manner prescribed by the Plan Administrator. Any such transfer of amounts from one Investment Fund to another Investment Fund shall be effective as soon as practicable after the Participant notifies the Plan Administrator or its delegate.

         6.16 INVESTMENT DIVERSIFICATION RIGHTS. Participants who are Qualified Participants shall have the right to elect to diversify the assets in which their Accounts are invested. Such diversification shall be into one or more of the Investment Options designated from time to time by the Retirement Committee. Elections pursuant to this paragraph may be made in the manner prescribed by the Retirement Committee within ninety days after the close of each Plan Year during the Qualified Election Period. The election may direct the Trustee as to the investment in one or more of the Investment Options of up to twenty-five percent (25%) of the Qualified Participant's Account (to the extent such portion exceeds the amount to which a prior election under this Paragraph applies), except that the election with respect to the last Plan Year of the Qualified Election Period shall apply to up to fifty percent (50%) of the Qualified Participant's Account. At the election of the Participant, Account balances as to which the election described hereinabove has been made may be distributed to the Qualified Participant within ninety (90) days after the close of each Plan Year during the Qualified Election Period.

         6.17 FIDUCIARY RESPONSIBILITY. The Plan is intended to constitute a plan described in ERISA Section 404(c). To the extent that a Participant exercises control over the assets in his Account, as determined under regulations prescribed by the Secretary of Labor, neither the Employer, any Affiliated Employer, the Plan Administrator, the Trustee nor any other fiduciary or designee shall be liable for any loss, or by reason of any breach, which results from such Participant's exercise of control and investment direction. Neither the Employer, any Affiliated Employer, the Plan Administrator, the Trustee nor any other fiduciary or designee who complies with the standards set forth in Article 12 hereof shall be liable for any loss which results from investment performance under any of the Investment Funds including, but not limited to, depreciation in the value of stock or other property held under any of the Investment Funds. The Trustee and the Plan Administrator or their designees shall provide information to Participants consistent with ERISA
Section 404(c) and the regulations and other guidance issued thereunder.

                               ARTICLE 7. VESTING

         7.1 DIRECT EMPLOYER CONTRIBUTIONS, COMPENSATION DEFERRAL CONTRIBUTIONS, AND EARNINGS THEREON. The Participant's Direct Employer Subaccount, and Compensation Deferral Subaccount, shall be fully vested and nonforfeitable at all times.

         7.2 ROLLOVER CONTRIBUTIONS, TRANSFER CONTRIBUTIONS, AND EARNINGS THEREON. The Participant's Transfer and Rollover Subaccount, shall be fully vested and nonforfeitable at all times.

         7.3 MATCHING CONTRIBUTIONS, ESOP CONTRIBUTIONS AND EARNINGS THEREON. The Participant's Matching Contribution Subaccount and ESOP Contributions Subaccount shall be fully vested and nonforfeitable upon the Participant's death, Disability, or attainment of Normal Retirement Age.

In the absence of any of the preceding events, the Participant's ESOP Contributions Subaccount and Matching Contribution Subaccount shall vest in accordance with the schedules set forth below:

               VESTING YEARS OF SERVICE                   PERCENT VESTED
               ------------------------                   --------------

                    Less than 5                                  0%
                     5 or more                                 100%

         7.4 AMENDMENTS AFFECTING BENEFITS.

                  (a) REDUCTION IN BENEFITS. No amendment to the Plan shall decrease a Participant's Account or eliminate an optional form of distribution. No amendment to the Plan shall have the effect of decreasing a Participant's nonforfeitable percentage determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

                  (b) CHANGE IN VESTING SCHEDULE. If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have the nonforfeitable percentage computed under the Plan without regard to such amendment. The Participant's election may be made at any time during the period ending on the latest of:

                           (1)      sixty (60) days after the amendment is
                                    adopted;

                           (2) sixty (60) days after the amendment becomes effective; or

                           (3) sixty (60) days after the Participant is issued written notice of the amendment by the Employer or the Plan Administrator.

         7.5 DETERMINATION OF YEARS OF SERVICE. For purposes of determining the vested and nonforfeitable percentage of the Participant's ESOP Contributions and Matching Contribution Subaccounts, Years of Service are Plan Years in which an Employee completes one thousand (1,000) or more Hours of Service with an Affiliated Employer. In determining total Years of Service, all Years of Service of an Employee shall be taken into account including U.S. service with an Employer, except as follows:

                  (a) Years of Service prior to a Break in Service shall not be taken into account until such time as the Employee has completed a Year of Service after he returns to the employ of an Affiliated Employer.

                  (b) Years of Service after five (5) consecutive Breaks in Service shall not be taken into account in determining the nonforfeitable percentage of the Participant's Accounts derived from Employer Contributions made before the consecutive Breaks in Service.

                  (c) In the case of an Employee who is not entitled to a Benefit from his Matching Contributions Subaccount or ESOP Contributions Subaccount upon a termination of employment, Years of Service before the greater of (a) five (5) consecutive Breaks in Service or (b) a number of consecutive Breaks in Service which equals the number of Years of Service prior to such Breaks in Service shall not be taken into account in determining the nonforfeitable percentage of his Account.

         7.6 FORFEITURE OF NON-VESTED AMOUNTS. Any portion of a Participant's Account that is not vested shall be forfeited by him under the Plan:

                  (a) As of the last day of the Plan Year in which the Participant first incurs five (5) consecutive Breaks in Service, as defined in
Article 2; or, if earlier,

                  (b) On the date the Participant receives a lump sum distribution of the entire vested percentage of his Account as a result of his termination of participation in the Plan.

If a Participant is 0% vested in all amounts in his Matching Contributions and ESOP Contributions Subaccounts, such Subaccounts will be deemed, for purposes of paragraph (b) above, to have distributed when the Participant terminated participation in the Plan. If the individual again becomes an Employee of an Affiliated Employer prior to incurring five (5) consecutive Breaks in Service, the forfeited amount shall be restored only if the Employee repays the amount of the distribution, if any, received from the Matching and ESOP Contributions Subaccounts at the time of the earlier termination of employment, no later than five (5) years after the date of reemployment.

Any amounts thus forfeited shall be reallocated as provided in Article 6 for the Plan Year in which forfeiture occurs. Stock acquired with an Exempt Loan shall be forfeited only after other Stock in the Participant's ESOP Subaccount has been forfeited. If a Participant's ESOP Subaccount contains more than one class of Stock subject to forfeiture, a proportionate amount of each such class shall be forfeited.

                      ARTICLE 8. LIMITATIONS ON ALLOCATIONS

         8.1 EMPLOYER MAINTAINS ONE PLAN.

                  (a) LIMITATIONS. If the Participant does not participate in, and has never participated in, another qualified plan or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer, which provides an annual addition as defined in
Section 8.4, the amount of annual additions which may be credited to the Participant's Account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

                  (b) ESTIMATION OF MAXIMUM PERMISSIBLE AMOUNT. Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the limitation year, uniformly determined for all Participants similarly situated.

                  (c) DETERMINATION OF MAXIMUM PERMISSIBLE AMOUNT. As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

                  (d) TIMING OF ALLOCATIONS. If, pursuant to Section 8.1(c) or as a result of the allocation of forfeitures, a Participant's annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund will be deemed to have been allocated first regardless of the actual allocation date.

                  (e) DISPOSITION. Any excess amount attributed to this Plan will be disposed of as follows:

                           (1) Any Participant contributions, to the extent they
would reduce the excess amount, will be returned to the Participant;

                           (2) If after the application of paragraph (1) an
excess amount still exists, and the Participant is covered by the Plan at the end of the limitation year, any remaining excess amount to the extent of the Participant's Direct Employer Subaccount will be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary;

                           (3) If after the application of paragraph (1) an
excess amount still exists, and the Participant is not covered by the Plan at the end of the limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions (including allocation of any forfeitures) for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary;

                           (4) If a suspense account is in existence at any time
during the limitation year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses.

         8.2 EMPLOYER MAINTAINS OTHER QUALIFIED DEFINED CONTRIBUTION PLANS.

                  (a) LIMITATIONS. This Section applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the employer during any limitation year, or an individual medical account, as defined in Section 415(l)(2) of the Code maintained by the Employer, which provides an annual addition as defined in Section 8.4. The annual additions which may be credited to a Participant's Account under this Plan for any such limitation year will not exceed the maximum permissible amount reduced by the other plans and welfare benefit funds for the same limitation year. If the annual additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the maximum permissible amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated under the American Bankers Insurance Group, Inc. Retirement Plan will be reduced, if needed, to comply with section 415, so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the Participant under such other defined contributions plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount that would be included in annual additions will be contributed or allocated to the Participant's Account under this Plan for the limitation year.

                  (b) ESTIMATION OF MAXIMUM PERMISSIBLE AMOUNT. Prior to determining the participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant in the manner described in Section 8.1(b).

                  (c) DETERMINATION OF MAXIMUM PERMISSIBLE AMOUNT. As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

                  (d) TIMING OF ALLOCATIONS. If, pursuant to Section 8.2(c), or as a result of the allocation of forfeitures, a Participant's annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

                  (e) MULTIPLE PLANS. If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of,

                           (1) the total excess amount allocated as of such date, times

                           (2) the ratio of (A) the annual additions allocated to the Participant for the limitation year as of such date under this Plan to (B) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other defined contribution plans.

                  (f) DISPOSITION. Any excess amount attributed to this Plan will be disposed of in the manner described in Section 8.1(e).

         8.3 QUALIFIED DEFINED BENEFIT PLAN. If the Plan's Top Heavy ratio determined in accordance with Article 12 of any Plan Year exceeds 90 percent, or if the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any limitation year. The annual additions which may be credited to the Participant's Account under this Plan for any limitation year shall be limited in accordance with Section 8.2.

         8.4 DEFINITIONS. Solely for purposes of this Article 8, the following definitions and rules of interpretation shall apply:

                  (a) ANNUAL ADDITIONS. The sum of the following amounts credited to a Participant's Account for the limitation year:

                           (1)      Employer Contributions;

                           (2)      Forfeitures; and

                           (3)      Participant Contributions.

                  For this purpose, any excess amount applied under Section 8.1(f) in the limitation year to reduce Employer Contributions will be considered annual additions for such limitation year. Amounts allocated after March 31, 1984 to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical or life insurance benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, are treated as annual additions to a defined contribution plan.

                  In determining Annual Additions, forfeitures of Stock shall be included at their fair market value as of the allocation date. However, any Employer contributions which are used by the Trust (not later than the due date, including extensions, for filing the Company's federal income tax return for that Plan Year) to pay interest on an Exempt Loan, and any shares of Stock acquired with the proceeds of an Exempt Loan which are allocated as forfeitures, shall not be included as Annual Additions.

                  (b) COMPENSATION. A Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

                           (1) Employer contributions to a plan of deferred
compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension to the extent such contributions are deductible by the Employee, or any distributions from a tax qualified plan of deferred compensation;

                           (2) Amounts realized from the exercise of a
non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (3) Amounts realized from the sale, exchange or other
disposition of stock acquired under a qualified stock option; and

                           (4) Other amounts which received special tax
benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

For purposes of applying the limitations of this Article, compensation for a limitation year is the compensation actually paid or includible in gross income during such year.

                  (c) DEFINED BENEFIT FRACTION. A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the tax-qualified defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred twenty-five percent (125%) of the dollar limitation in effect for the limitation year under Sections 415(b)and (d) of the Code or one hundred forty percent (140%) of highest average compensation including any adjustments under Section 415(b) of the Code. Notwithstanding the above, if the Participant was a participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all limitation years beginning before January 1, 1987.

                  (d) DEFINED CONTRIBUTION FRACTION. A fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the tax-qualified defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior limitation years (including the annual additions attributable to the Participant's nondeductible voluntary contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, maintained by the Employer), and individual medical accounts, as defined in Section 415(l)(2) of the Code, maintained by the Employer, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Employer (regardless of whether a defined contribution plan was maintained by the employer). The maximum aggregate amount in any limitation year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined under Section 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's compensation for such year. If the Participant was a participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed
1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the later of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 6, 1986, but using the Code Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987. The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

                  (e) DEFINED CONTRIBUTION DOLLAR LIMITATION. Thirty thousand dollars ($30,000).

                  (f) EMPLOYER. The Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h) of the Code), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code as modified by Section 415(h) of the Code); all service organizations that are members of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required by regulations under
Section 414(o) of the Code to be aggregated with the Employer for purposes of
Section 415 of the Code.

                  (g) EXCESS AMOUNT. The excess of the Participant's annual addition for the limitation year over the maximum permissible amount.

                  (h) HIGHEST AVERAGE COMPENSATION. The average compensation for the three consecutive Plan Years that produce the highest average.

                  (i) LIMITATION YEAR. The Limitation Year shall be the Plan Year. If the limitation year is amended to a different twelve (12) consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

                  (j) MAXIMUM PERMISSIBLE AMOUNT. The lesser of the defined contribution dollar limitation or twenty-five percent (25%) of the Participant's compensation for the limitation year. If a short limitation year is created because of an amendment changing the limitation year to a different twelve (12) consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                  NUMBER OF MONTHS IN THE SHORT LIMITATION YEAR
                  ---------------------------------------------
                                       12

The 25% of compensation limitation shall not apply to any contribution for medical benefits within the meaning of Section 419A(f)(2) of the Code after separation from service which is otherwise treated as an annual addition, or any amount otherwise treated as an annual addition under Section 415(1)(2) of the Code.

                  (k) PROJECTED ANNUAL BENEFIT. The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming: (1) the Participant will continue employment until normal retirement age under the Plan (or current age, if later), and (2) the Participant's compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

             ARTICLE 9. POWERS, DUTIES AND IMMUNITIES OF THE TRUSTEE

         9.1 DUTIES OF TRUSTEE CONCERNING CONTRIBUTIONS. The Trustee shall hold all Contributions, and the income and proceeds derived therefrom, and be accountable to the Employer therefor, but the Trustee shall have no duty to see that Contributions received by it comply with the provisions of the Plan, nor shall the Trustee be obliged or privileged to enforce collection of any Contribution from the Employer or a Participant. The Trustee shall have no liability or responsibility for determining whether or to what extent any Contribution is deductible for Federal income tax purposes. The Trustee shall have no liability to make any distribution or payment of any kind unless sufficient funds shall be available to it in its capacity as Trustee hereunder. The Trustee shall be responsible for only such monies as are received by it in its capacity as Trustee hereunder.

         9.2 DISTRIBUTION OF BENEFITS BY THE TRUSTEE. Distribution of Benefits under the Plan shall be made to a Participant or Beneficiary at such time as the Retirement Committee may direct in writing. The Trustee shall be fully protected in making distributions in accordance with such written instructions and shall have no responsibility to see to the application of such distributions or to ascertain whether such distributions comply with the terms of the Plan. The Trustee shall have no duty to make recommendations concerning action to be taken under any Plan, or to question the propriety of any action it is directed to take under any Plan by the Retirement Committee.

         9.3 CONTRIBUTIONS HELD IN TRUST. All funds received by the Trustee under the provisions of the Plan, and the income and proceeds derived therefrom, shall be held by the Trustee, in trust, for the exclusive purpose of providing Benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. No person shall have any interest in or right to funds held by the Trustee or any part thereof except as specifically provided for in the Plan.

         9.4 INVESTMENT OF TRUST FUND.

                  (a) INVESTMENT VEHICLES. The Trustee shall invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested in accordance with the funding policy established by the Employer. In so investing the Trust Fund the Trustee shall invest and reinvest, without distinction between principal and income, in such securities or in such property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks (whether common or preferred), bonds, debentures, mortgages and other evidences of indebtedness or ownership, or common trust funds, or in a mutual fund or group annuities with legal reserve life insurance companies.

                  (b) BANK TRUSTEES. The Trustee, if it is a bank or similar financial institution supervised by the United States or a State, shall be permitted to invest the Trust Fund in savings accounts, passbook accounts, time deposit accounts or certificates of deposit which bear a reasonable interest rate and are maintained, or issued, by it as a banking organization to the extent it is prudent to do so or to the extent investments of such nature are otherwise required under the Plans.

                  (c) POOLED FUNDS. The Trustee may engage in any transaction with (1) a common or collective trust fund or pooled investment fund maintained by a "party in interest" (as defined in Section 3(14) of ERISA) which is a bank or trust company supervised by a State or Federal agency or (2) a pooled investment fund of an insurance company authorized to do business in a State if
(A) the transaction is a sale or purchase of an interest in the fund and (B) the bank, trust company or insurance company receives not more than reasonable compensation.

                  (d) OPTIONS. The Trustee may sell or write options or calls on securities held in the Trust Fund or sell or write other forms of options related to any such call option outstanding and may enter into stand-by agreements for future investments, either with or without stand-by fee, or otherwise dispose of any securities or other property at any time held by it.

                  (e) RESTRICTIONS. In making such investments the Trustee shall not be restricted to securities or other property of the character authorized or required by applicable law from time to time for trust investments, other than the requirements of ERISA. All Contributions paid to the Trustee under each Pension Plan shall be held and administered by the Trustee as a single Trust Fund. The Trustee shall not be required to segregate and invest separately any part of the Trust Fund representing interests of individual Participants.

                  (f) FOREIGN INVESTMENT. No investments shall be made in any assets the indicia of ownership of which is outside the jurisdiction of the District Courts of the United States.

                  (g) SEPARATE INVESTMENT. Participants or Beneficiaries may have the authority over the investment of their accounts in the Trust Fund if the Retirement Committee determines to permit participant self-direction.

         9.5 POWERS AND DUTIES OF TRUSTEE. The Trustee shall have all the powers necessary to carry out the provisions hereunder. In amplification, but not in limitation, of such powers the Trustee shall have the following powers and immunities and be subject to the following duties:

                  (a) HOLDING AND APPLICATION OF TRUST FUND. The Trustee shall receive all Contributions under a Pension Plan, and all other amounts received pursuant thereto, and apply them as hereinafter set forth. The Trustee shall have the custody of and safely keep all cash, securities, property and investments received or purchased in accordance with the terms hereof.

                  (b) SALE, EXCHANGE, CONVEYANCE AND TRANSFER OF PROPERTY. The Trustee may sell or exchange any property or asset of the Trust at public or private sale, with or without advertisement, upon terms acceptable to the Trustee and in such manner as the Trustee may deem wise and proper. The proceeds of any such sale or exchange may be reinvested as provided hereunder. The purchase of any such property from the Trustee shall not be required to look to the application of the proceeds of any such sale or exchange by the Trustee.

                  (c) BORROWING AND PLEDGING TRUST ASSETS. The Trustee shall have full power to mortgage, pledge, lease, or otherwise dispose of the property of the Trust without securing any order of court therefor, without advertisement, and to execute any instruments containing any provisions which the Trustee may deem proper under ERISA in order to carry out such actions. Any such lease so made by the Trustee shall be binding, notwithstanding the fact the term of the lease may extend beyond the termination of the Trust. The Trustee shall have the power to borrow money (other than from itself) upon terms agreeable to the Trustee, and to repay any debts so created.

                  (d) EXERCISE OF OWNER'S RIGHTS. The Trustee may participate in the reorganization, recapitalization, merger, or consolidation of any corporation in which the trustee may own stock or securities and may deposit such stock or other securities in any voting trust or, protective committee or trustee or with the depositories, designated thereby, and may exercise any subscription rights or conversion privileges, and generally may exercise any of the powers of any owner with respect to any stock or other securities or property comprising the Trust. The Trustee may, through any duly authorized officer or proxy, vote or refrain from voting any shares of stock or securities which the Trustee may own from time to time, provided, that in the case of any stock or securities issued by the corporation acting as Trustee, or by a corporation directly or indirectly controlling, controlled by, or under common control with, the Trustee, or by the Employer, the Trustee shall vote such shares only under written direction of the Retirement Committee.

                  (e) RETENTION OF CASH. The Trustee may retain cash and keep unproductive of income such funds as from time to time it may deem advisable. The Trustee shall not be required to pay interest on any cash in its hands pending investment.

                  (f) REGISTRATION OF INVESTMENTS. The Trustee may hold stocks, bonds or other securities in its own name as Trustee, with or without the designation of the Trust, or in the name of a nominee selected by it for that purpose, and may deposit securities with a depository trust company, but the Trustee shall nevertheless be obligated to account for all securities received by it as a part of the Trust Fund, notwithstanding the name in which the same may be held.

                  (g) SETTLEMENT OF CLAIMS AND DEBTS AND ACTION WITHOUT COURT APPROVAL. With the consent of the Retirement Committee, the Trustee may settle, compromise or submit to arbitration any claims, debts, or damages due or owing to or from the Trust. At no time during the administration of this Trust shall the Trustee be required to obtain any court approval of any act required of it in connection with the performance of its duties or in the performance of any acts required of it in the administration of its duties as Trustee. The Trustee shall have full authority to exercise its judgment in all matters and at all times without court approval of such decisions, provided, that if any application to, or proceeding or action in, the courts is made, only the Employer and the Trustee may be named as necessary parties, and, unless otherwise required by law, no Participant or Beneficiary or other person having an interest in the Trust shall be entitled to any notice of service of process. Any judgment entered in such proceeding or action shall be conclusive upon all persons claiming an interest under the Trust.

                  (h) CONSULTATION WITH, AND EMPLOYMENT OF, AGENTS AND COUNSEL. The Trustee may consult with legal counsel (who may be counsel to the Employer) concerning any question which may arise with reference to its duties under this Trust, and the opinion of such counsel shall be full and complete protection in respect to any action taken or suffered by the Trustee hereunder in good faith and in accordance with the opinion of such counsel. The Trustee may employ such counsel, accountants, and other agents as it shall deem advisable in the performance of its duties under this Trust.

                  (i) DELEGATION OF INVESTMENT AUTHORITY. The Trustee may delegate to any agent it properly designates, investment authority over such portion of the principal and income of the Trust Fund as it deems prudent. Such delegation may be made either in writing or orally by the Trustee.

                  (j) GENERAL POWERS. The Trustee shall have the power to do any and all other acts and things necessary, proper or advisable to effectuate the purposes of the Trust are exercised by the Trustee for the exclusive benefit of the Participants and their Beneficiaries.

         9.6 APPLICATION OF TRUST FUNDS. No person dealing with the Employer shall be bound to see to the application of any money or property paid or delivered to the Trustee or to inquire into the validity or propriety, under the Plan or otherwise, of any transaction of any nature made or entered into by the Employee.

         9.7 PAYMENT OF TAXES. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws of any jurisdiction upon or in respect of the Plan hereby created, or any money, property or securities forming part thereof, shall be paid by the Employer or from the applicable assets of the Plan in the Trust Fund in an equitable manner if the Employer does not make such payment.

         9.8 LITIGATION. The Employer, in its discretion, may sue or defend any suit or legal proceeding by or against the Plan, and may compromise, submit to arbitration or settle any such suit or legal proceeding, or any claim, debt, damage, or undertaking due to, or owing from, the Plan, provided, however, the Employer need take no action unless in its opinion there are sufficient funds available for the expense thereof or adequate provision is made for its indemnification.

         9.9 ACCOUNTING BY TRUSTEE. The Trustee shall keep accurate and detailed records of the Plan, receipts and disbursements, and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person or persons designated by the Employer. Within 90 days following the close of each Plan Year of the Plan, the Trustee shall file with the Employer a written report setting forth all receipts, disbursements and other transactions effected by it during such Plan Year, including the fair market value of the Trust Fund under the Plan, with a report of the interest earned on the Trust Fund for such Plan Year. Within 90 days after the removal or resignation of the Trustee, a similar written report shall be filed by the Trustee with the Employer covering the period since the end of the Plan Year preceding the date of such removal or resignation. The information required by such written reports may be in the form of quarterly or semi-annual accounts, which taken together reflect the information required by such reports.

         9.10 RELIANCE ON WRITTEN INSTRUCTIONS. The Trustee shall be fully protected in acting upon any letter, paper, document or other writing believed by the Trustee to be genuine and to have been signed or presented by the proper person or persons.

         9.11 DISPUTES. In the event that any dispute shall arise as to the persons to whom payment of any funds or delivery of any assets shall be made by the Trustee, the Trustee may withhold such payment or delivery until such dispute shall have been determined by a court of competent jurisdiction or shall have been settled by the parties.

         9.12 DUTIES AND DECISIONS OF TRUSTEE LIMITED. The Trustee shall have the exclusive responsibility for the management and control of the investment of Contributions unless otherwise directed by the Retirement Committee or Participant. Every decision and action of the Trustee(s) shall be valid if concurred in by a majority of the Trustee(s) at a meeting or by a unanimous consent in writing without a meeting. Its other duties and responsibilities are limited to those specifically stated in this Plan and no other or further duties or responsibilities shall be implied.

         9.13 NOTICES TO TRUSTEE. All notices to the Trustee hereunder shall be mailed or delivered to the Trustee at its address hereinbefore stated, and the Trustee shall be responsible only for such notices as are actually received by it.

         9.14 NOTICES TO COMPANIES OR PARTICIPANTS. The Trustee shall be fully protected in presenting any notice hereunder to the Employer or the Retirement Committee by mailing such notice to the Employer or Retirement Committee at the last known address provided by such Employer, and in presenting any notice or distributing any Benefit to a Participant or Beneficiary by mailing it to such Participant or Beneficiary at the latest address, if any, which may have been furnished it, or by mailing it in care of the Employer, as above provided.

         9.15 APPOINTMENT/RESIGNATION AS TRUSTEE OF ALL PLANS. The Retirement Committee shall appoint the Trustees. All Trustees shall serve until their resignation or removal by the Board of Directors. Vacancies shall be filled in the same manner as the original appointments. The appointment of such successor trustee shall be accomplished by and shall take effect upon (a) the receipt by the Trustee of written notice of the appointment of a particular successor trustee, and (b) an acceptance in writing of the office of successor trustee executed by the successor so appointed. If, within 60 days a successor trustee shall not have been appointed, the Retirement Committee may appoint a successor trustee or the Retirement Committee may apply to a court of competent jurisdiction for the appointment of a successor trustee. All the provisions set forth herein with respect to the Trustee shall relate to any successor trustee with the same force and effect as if such successor trustee had been originally named he as the Trustee hereof.

         9.16 NO DIVERSION OF TRUST. The Trust Fund shall be received, held in trust, and disbursed by the Trustee in accordance with the provisions of the Plan. No part of the Trust shall be used for, or diverted to purposes other than, the exclusive benefit of Participants and Beneficiaries and for the payment of the reasonable expenses of administering the Plan. No person shall have any interest in or right to the Trust or any part thereof except as specifically provided for in the Plan.

         9.17 INVESTMENT OF PROCEEDS OF EXEMPT LOAN. The Trust Fund shall be invested exclusively in Stock with respect to the proceeds of an Exempt Loan, during the period such Exempt Loan is in existence. Except to the extent required by ERISA, neither the Employer nor the Retirement Committee nor any Trustee shall have any responsibility or duty to time any transaction involving Stock in order to anticipate market conditions or changes in Stock value, nor shall any such person have any responsibility or duty to sell Stock held in the Trust Fund (or otherwise to provide investment management for Stock held in the Trust Fund) in order to maximize return or minimize loss. The Plan Administrator may direct the Trustee to have the Plan enter into one or more Exempt Loans to finance the acquisition of Stock. Employer contributions made in cash, and other cash received by the Trustee, may be used to acquire shares of Stock from shareholders of the Employer or directly from the Employer.

         Additionally, the Trust Fund may be invested in "qualifying employer securities," as such term is defined under the ERISA of 1974, as amended, in an unlimited amount. Additionally, upon completion of ten years of participation in the Plan, each Participant who has attained age 55 or more may diversify the investment of the Account held with respect to the Participant as provided in Code Section 401(a)(28) and as provided in Section 6.16. Notwithstanding anything contained herein to the contrary, cash or cash equivalent investments may be (a) held for the limited purpose of making Plan distributions to Participants, (b) held pending the investment of contributions or other cash receipts in Stock or to enable the Retirement Committee to repay an Exempt Loan or (c) invested in Investment Funds in accordance with Section 6.13.

         9.18 EXEMPT LOAN. Notwithstanding any other provision of the Plan, all proceeds of an Exempt Loan shall be used, within a reasonable time after receipt by the Trust Fund, for the following purposes:

                  (a) To acquire Stock;
                  (b) To repay the same Exempt Loan; or
                  (c) To repay any previous Exempt Loan. An Exempt Loan shall be repaid only from amounts loaned to the Trust and the proceeds of such loans, from Employer contributions in cash and earnings attributable thereto, from any collateral given for the loan, and from dividends paid on Stock acquired with proceeds of an Exempt Loan.

         9.19 DIVIDENDS OF STOCK. It is anticipated that all dividends payable with respect to shares of Stock held by the Trust Fund, whether or not allocated to Participants' Accounts, will be used for the purpose of repaying one or more Exempt Loans and will not be allocated to

Participants' Accounts. Nevertheless, the Plan Administrator may, in its sole discretion, determine for any Plan Year that dividends payable with respect to shares of Stock allocated to Participants' Accounts shall be allocated to the Accounts to which such shares of Stock are allocated and may otherwise direct the Trustee with respect to the use or allocation of dividends. Additionally, on or before the thirtieth day after the close of each Plan Year the Plan Administrator shall direct the Trustee as to whether any or all of the cash dividends received with respect to stock, if any, owned by the Plan shall be retained by the Plan or distributed to each Participant. In the event the Plan Administrator elects to cause the cash dividends to be distributed to Participants, each Participant shall receive, no later than 90 days after the close of the Plan Year in which the dividend is paid, his pro rata share of such cash dividend (excluding any earnings thereon). If the Plan Administrator shall fail to act within thirty days after the close of the Plan Year, it shall be deemed a decision not to distribute any cash dividends with respect to the preceding Plan Year.

                      ARTICLE 10. DISTRIBUTION OF BENEFITS

         10.1 NORMAL METHOD OF DISTRIBUTION. The normal form of a Participant's benefit consisting of the vested and nonforfeitable portion of his Account shall be distributed to the Participant or his Beneficiary in the form of a lump sum payment of cash. Notwithstanding the above, the Participant's ESOP Subaccount shall be distributed to the Participant or his beneficiary, at their election, as Stock and/or cash (fractional shares shall be distributed in cash). A Participant must consent, in writing, to any distribution if the value of the vested benefit, at the time of the distribution to the Participant, exceeds $5,000 and the Participant has not attained Normal Retirement Age. For purposes of a distribution under the Plan, the value of a Participant's vested benefit shall be its value as of the Valuation Date immediately preceding the date of the distribution, times the applicable vested percentage.

         All distributions required under this Article shall be determined and made in accordance with Code Section 401(a)(9) and the regulations thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the regulations. All distributions hereunder shall be made in a consistent and uniform manner with regard to timeliness of distribution. Effective with distributions made after December 31, 1992, to the extent a Participant elects to receive his distribution in the form of a lump sum or in any other form that is eligible for rollover treatment under Section 402 of the Code, the Retirement Committee shall permit such Participant to elect to have such distribution transferred directly to an eligible transferee plan (as defined in Section 402) specified by the Participant under the procedures established by the Retirement Committee.

         10.2 TERMINATION OF EMPLOYMENT FOR ANY REASON OTHER THAN DEATH. For a Participant who terminates employment for any reason, other than death, distribution of vested benefits shall be made in one lump sum (unless an optional form of Benefit has been elected) as soon as practicable following the Participant's separation from service on or after his Early, Normal or Late Retirement Date, Disability or Termination of employment as follows:

                  (a) PARTICIPANT'S VESTED BENEFIT DOES NOT EXCEED $5,000. The vested benefit payable to such Participant shall be distributed as soon as practicable following the calendar month in which termination occurs provided that the Participant's vested benefit does not exceed $5,000. Such distribution shall not require consent of the Participant unless the Participant has attained Normal Retirement Age. Any amount in the Participant's Account at the time of distribution in which the Participant is not vested shall be forfeited pursuant to Plan Section 7.6. If the

Participant's vested amount is zero, the Participant shall be deemed to have received a distribution of such vested account balance.

                  (b) PARTICIPANT'S VESTED BENEFIT EXCEEDS $5,000. The vested benefit payable to such Participant shall be distributed in a lump sum to the Participant at his election provided that the vested benefit exceeds $5,000. Such distribution shall require consent of the Participant unless the Participant has attained Normal Retirement Age. Forfeiture of any nonvested portion of the Account shall occur pursuant to Plan Section 7.6.

                  (c) REPAYMENT PROVISIONS. If the entire vested benefit of a partially-vested Participant is paid (or is deemed to be paid) in the form of one lump sum payment and such terminated Participant again becomes an active Participant in the Plan, the non-vested portion of his Account which was forfeited upon distribution shall be restored to the Participant, unadjusted for any gains or losses if the following conditions are met:

                           (1) the amount of the distribution to the Participant is fully repaid by the Participant to the Plan, and

                           (2) such repayment is made before the earlier of:

                                    (A)     five years after the first date on
                                            which the Participant is
                                            subsequently reemployed by the
                                            Employer, or

                                    (B)     The close of the first period of
                                            five consecutive one year Breaks in
                                            Service commencing after the
                                            distribution.

The restoration shall be made from forfeitures and, if necessary, from Employer Contributions, allocated on the Valuation Date coincident with or next following the Participant's repayment of the Benefit distributed.

                  (d) REQUIRED DISTRIBUTION. Except as provided in Section 10.4 below, distributions under this Article shall commence no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

                           (1)      the Participant's attainment of age
                                    sixty-five (65);

                           (2) the 10th anniversary of the Participant's commencement of participation in the Plan; or

                           (3) the Participant's termination of employment with the Employer.

                  (e) DISTRIBUTION OF ESOP SUBACCOUNT.

                           (1) Notwithstanding the above, unless the Participant
elects to receive distributions under the foregoing provisions, the distribution of his ESOP Subaccount shall commence not later than one year after the close of the Plan Year in which the Participant terminates employment on or after Normal Retirement Age, dies or becomes disabled and not later than five years after the close of the Plan Year in which the Participant ceases to be in Employment for any other reason (unless such Participant returns to Employment within such five year period) and shall be made in substantially equal periodic payments (not less frequently than annually) over a period of five years. In the case of a Participant with an ESOP Subaccount balance in excess of $500,000, the distribution period may be five years plus one additional year (but not more than five additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000.

                           (2) For the purpose of determining (A) the value of
the Participant's vested ESOP Subaccount and (B) the cash value of fractional shares in the event of a distribution occurring within one year of the Participant's termination of employment, the market value per share of the total number of all vested shares allocated to the Participant's ESOP Subaccount as of the close of the Plan Year immediately preceding the date of distribution shall be used. For the purpose of determining the cash value of fractional shares in the event of a deferred distribution, the market value per share of all shares allocated as of the close of the Plan Year immediately preceding the date of the distribution shall be used.

                           (3) Prior to the complete distribution of a
Participant's ESOP Subaccount, it will continue to participate in the Trust Fund to the extent of any dividends paid on or earnings attributable to undistributed shares allocated to such Participant's Account; furthermore, after termination of Employment, a Participant's ESOP Subaccount will share in any earnings attributable to his ESOP Subaccount until distribution thereof, including dividends issued with respect to Stock in the Participant's ESOP Subaccount to the Participant.

         10.3 DEATH OF THE PARTICIPANT. Benefits payable to a Beneficiary because of a Participant's death shall be distributed as soon as practicable following the calendar month of the Participant's death, unless, pursuant to this Section a delay in distribution is both permitted by the Plan and elected by the Surviving spouse.

                  (a) AFTER COMMENCEMENT OF DISTRIBUTION. If the distribution of a Participant's interest has begun in accordance with a method selected in
Section 10.5 and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to
Section 10.5 as of his date of death. If the Beneficiary is an estate, the remaining benefit will be paid in a lump sum.

                  (b) BEFORE COMMENCEMENT OF DISTRIBUTION. If a Participant dies before distributions have commenced, his Account will be distributed to his Beneficiary in a lump sum payment in cash or in property.

                  (c) DEMINIMUS DISTRIBUTION. If the value of the Account is less than $5,000, the Administrator shall direct the distribution of such amount to the Participant's spouse as soon as practicable. If the value exceeds $5,000, an immediate distribution of the entire amount may be made to the surviving spouse, provided such surviving spouse consents in writing to such distribution.

                  10.4 DELAYED DISTRIBUTION. A Participant who is entitled to a distribution as of his normal retirement date may elect in writing on a form prescribed by the Plan Administrator to delay distribution of his Benefit to a specified date in the future later than the dates set forth in Section 10.2(d) above. However, if any such date is later than the Participant's Required Beginning Date, distribution shall be made on the Participant's Required Beginning Date notwithstanding the Participant's election to delay distribution. A Participant's Required Beginning Date is the April 1 following the close of the calendar year in which the Participant attains age seventy and one-half (70 1/2). Notwithstanding the foregoing, the Required Beginning Date, for a Participant who attains age seventy and one-half (70 1/2) after December 31, 1998 and who is not a five-percent (5%) owner as defined in Code Section 416(i), is the later of (a) the April 1 following the close of the calendar year in which the Participant attains age seventy and one-half (70 1/2), or (b) the calendar year in which the Participant terminates employment.

         10.5 ELECTION PROCEDURES.

                  DELAY OF DISTRIBUTION. Not earlier than 90 days before nor later than 30 days before the Participant's distribution starting date, the Plan Administrator shall provide a benefit notice to a Participant who is eligible to make an election as to his distribution date pursuant to Plan Section 10.2(b). The benefit notice must explain the form of benefit payment under the Plan, including the material features and value of the payment, and the Participant's right to defer distribution until he attains Normal Retirement Age. No consent is required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code.

Notwithstanding the foregoing, distribution under the Plan may commence to a Participant prior to thirty (30) days after the Plan Administrator provides notice pursuant to this section (a), but in no event prior to seven (7) days after the date the Plan Administrator provides such notice, provided:

                  (a) the Plan Administrator informs the Participant that he has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether to receive his distribution immediately; and

                  (b) the Participant, after receiving the notice, affirmatively elects to receive such immediate distribution.

                  (c) the Participant may revoke such waiver and consent until the later of the distribution starting date or seven (7) days after such notice is provided to the Participant; and

                  (d) the date on which distribution is deemed to commence is after the date the notice is given.
                           Notwithstanding the foregoing, distribution may be deemed to commence before the date that the Participant makes an affirmative distribution election.

         10.6 DESIGNATION OF BENEFICIARY.

                  (a) DESIGNATION. A Participant may designate from time to time any person or persons (who may be designated contingently or successively and may be an entity other than a natural person) as his Beneficiary who will be entitled to receive any undistributed amounts credited to the Participant's separate Account under the Plan at the time of the Participant's death. Any Beneficiary designation by a Participant shall be made in writing in the manner prescribed by the Plan Administrator during the Participant's lifetime. A Participant may change or revoke his Beneficiary designation at any time in the manner prescribed by the Plan Administrator. If the designated Beneficiary (or each of the designated Beneficiaries) predeceases the Participant, the Participant's Beneficiary designation shall be ineffective with respect to such Beneficiary.

                  (b) NO BENEFICIARY DESIGNATED. If no Beneficiary designations in effect at the time of the Participant's death, his death benefits shall be paid as follows:

                           (i)      to his surviving Spouse,

                           (ii) if there is no surviving Spouse to his descendants per stirpes, or

                           (iii) if there is neither a surviving Spouse nor a surviving descendent, to the Participant's estate.

                  (c) SPOUSAL CONSENT. No designation of a primary Beneficiary other than the Participant's Spouse by a married Participant shall be effective unless accompanied by Spousal consent. Any Beneficiary designation shall be ineffective if the Participant marries or remarries before distribution of benefits begins.

                  (d) CHANGE IN BENEFICIARY. A Participant may designate or change one or more Beneficiaries except that the Participant's Spouse will be deemed his primary Beneficiary unless he has obtained Spousal Consent to the designation of any other person as his Beneficiary. A Participant may revoke a designation of a Beneficiary other than his Spouse, or designate his Spouse as Beneficiary, without Spousal Consent.

         10.7 SPOUSAL CONSENT.

                  (a) METHOD OF CONSENT. Spousal Consent means the written consent of a Participant's spouse to the Participant's initial or subsequent designation of a Beneficiary other than the Spouse or an alternative form of Benefit. The written consent must be witnessed by a Plan representative or notary public and must be limited to a specific alternative benefit for a specific Beneficiary.

                  (b) DEEMED CONSENT. Spousal Consent will be deemed to have been obtained if the Participant establishes to the satisfaction of a Plan representative that such written consent cannot be obtained because there is no Spouse, or because the Spouse cannot be located or any other event as allowed by regulations. Any Spousal Consent will not be valid with respect to any other Spouse. Any change of Beneficiary will require a new Spousal Consent.

                  (c) REVOCATION. A revocation of a prior Spousal Consent may be made by a Participant without the consent of the spouse at anytime before the commencement of benefits. The number of revocations shall not be limited.

         10.8 DISTRIBUTION ONLY UPON WRITTEN INSTRUCTIONS. All distributions under the Plan shall be made by the Trustee only upon receipt of written instructions furnished by the Plan Administrator setting forth the name and address of the recipient, and the amount and manner of distribution. In making any such distribution, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator, and shall be under no duty to make any inquiry or investigation with respect thereto.

         10.9 TRANSFERS TO ANOTHER QUALIFIED PLAN.

                  (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner proscribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                  (b) DEFINITIONS.

                           (1) ELIGIBLE ROLLOVER DISTRIBUTION. An Eligible
Rollover Distribution is an distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                           (2) ELIGIBLE RETIREMENT PLAN. An Eligible Retirement
Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                           (3) DISTRIBUTEE. A Distributee includes an employee
or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                           (4) DIRECT ROLLOVER. A Direct Rollover is a payment
by the Plan to the Eligible Retirement Plan specified by the Distributee.

         10.10 DISTRIBUTION FOR MINOR BENEFICIARY. In the event a distribution is to be made to a minor, then the Administrator may, in the Administrator's sole discretion, direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

         10.11 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN. In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be reallocated in the same manner as a Forfeiture, pursuant to this Agreement. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

         10.12 RIGHT OF FIRST REFUSAL.

                  (a) During any period when shares of Stock are not publicly traded, all distributions of such shares from Accounts to participants or their beneficiaries (the "Distributee") by the Trustee shall be subject to a "right of first refusal" upon the terms and conditions hereinafter set forth. The "right of first refusal" shall provide that prior to any transfer (as determined by the Plan Administrator of the shares of Stock, the Distributee must first offer to sell such shares to the Trustee, and if the Trustee refuses to exercise its right to purchase the shares, then the Company shall have a "right of first refusal" to purchase such shares. Neither the Trustee nor the Company shall be required to exercise the "right of first refusal."

                  (b) The terms and conditions of the "right of first refusal" shall be determined as follows:

                           (1) If the Distributee receives a bona fide offer for
the purchase of all or any part of his shares from a third party, the Distributee shall forthwith deliver (by registered mail, return receipt requested) a copy of any such offer to the Plan Administrator. The Trustee or the Employer, as the case may be, shall then have fourteen days after receipt by the Retirement Committee of the written offer to exercise the right to purchase all or any portion of the shares. The purchase price to be paid by the Trustee or the Sponsor for the shares shall be the purchase price stated in the bona fide offer received by the Distributee; and

                           (2) The selling price and other terms under the
"right of first refusal" must not be less favorable to the Distributee than the greater of the value of the security determined pursuant to the Treasury Regulations or the purchase price and other terms offered by a buyer other than the Employer or the Plan, making a good faith offer to purchase the security.

         10.13 PUT OPTION. If at the time of distribution, shares of Stock distributed from the Fund are not treated as "readily tradable on an established market" within the meaning of Section 409(h) of the Code and the Regulations, such shares shall be subject to a put option in the hands of a Qualified Holder by which such Qualified Holder may sell all or any part of the shares distributed to him by the Trustee to the Employer. The put option shall be subject to the following conditions:

                  (a) The term "Qualified Holder" shall mean the Participant or beneficiary receiving the distribution of such Stock, or any other party to whom the Stock is transferred by gift or by reason of death, and also any trustee of an individual retirement account (as defined under Code Section 408) to which all or any portion of the distributed Stock is transferred pursuant to a tax-free "rollover" transaction satisfying the requirements of Code Sections 402 and 408;

                  (b) During the 60 day period following any distribution of such Stock, a Qualified Holder shall have the right to require the Employer to purchase all or a portion of the distributed Stock held by the Qualified Holder. The purchase price to be paid for any such Stock shall be its fair market value determined as of the last day of the Plan Year coinciding with or next preceding the exercise of the put option under this Section 10.13;

                  (c) If a Qualified Holder shall fail to exercise his put option right under Section 10.13(b), the option right shall temporarily lapse upon the expiration of the 60 day period. As soon as practicable following the last day of the Plan Year in which the 60 day option period expires, the Employer shall notify the non-electing Qualified Holder (if he is then a shareholder of record) of the valuation of the Stock as of that date. During the 60-day period following receipt of such valuation notice, the Qualified Holder shall again have the right to require the Employer to purchase all or any portion of the distributed Stock. The purchase price to be paid therefor shall be based on the valuation of the Stock as of the last day of the Plan Year coinciding with or next preceding the exercise of the option under this Paragraph 10.13(c). If a Qualified Holder fails to exercise his put option right under this Paragraph 10.13(c) with respect to any portion of the distributed Stock, no further options shall be applicable under this Plan and the Employer shall have no further purchase obligations hereunder; and

                  (d) The foregoing put options under Section 10.13(b) and (c) hereof shall be effective solely against the Employer and shall not obligate the Plan in any manner. However, the Employer may give the Plan the right to elect to purchase any Stock that otherwise must be purchased by the Employer pursuant to a Qualified Holder's exercise of any such option.

                  (e) Any payment required to be made by the Employer with respect to the exercise of an option relating to any one of a series of partial distributions of the balance of a Participant's Account shall be made not later than thirty days after the exercise of the option.

                  (f) Any payment required to be made by the Employer with respect to the exercise of a put option exercised in connection with a distribution to a Participant of the entire balance of such Participant's Account may, in the sole and complete discretion of the Employer, be made in one lump sum payment or paid in installments. Amounts paid in installments shall be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than thirty days after the exercise of the put option and not exceeding five years. The Employer shall provide adequate security for unpaid installments and shall pay reasonable interest on the unpaid balance.

                  (g) The provisions of this Section 10.13 are nonterminable, and shall continue to be applicable to shares of Stock acquired by the Plan even if the Plan ceases to be an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code.

         10.14 OTHER RIGHTS. Except as expressly provided in this Plan, no Stock acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by or distributed from the Plan, and the Trust may not obligate itself to acquire securities from a particular securities holder at an indefinite time determined upon the happening of an event such as the death of the holder. The provisions of this
Section 10.14 are nonterminable, and shall continue to be applicable to shares of Stock acquired by the Plan even if the Plan ceases to be an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code.

                             ARTICLE 11. WITHDRAWALS

         11.1 HARDSHIP WITHDRAWALS. A Participant may request a withdrawal of his Compensation Deferral Contributions in an amount necessary to satisfy a hardship. No hardship withdrawal will be permitted unless the Participant has obtained Spousal Consent as provided in Section 10.7. A hardship withdrawal must be on account of any of the following: (a) medical expenses; (b) the purchase (excluding mortgage payments) of the Participant's principal residence; (c) post-secondary education tuition, for the next semester or quarter, for the Participant or for the Participant's spouse, children or dependents; (d) to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; (e) funeral expenses of the Participant's family member; or (f) the Participant's disability.

         11.2 MANNER OF MAKING WITHDRAWALS. Any withdrawal by a Participant under the Plan shall be made only after the Participant files a written request with the Retirement Committee. Upon approving any withdrawal, the Retirement Committee shall furnish the Trustee with written instructions directing the Trustee to make the withdrawal in a lump sum payment of cash to the Participant. In making any withdrawal payment, the Trustee shall be fully entitled to rely on the instructions furnished by the Retirement Committee, and shall be under no duty to make any inquiry or investigation with respect thereto.

         11.3 LIMITATIONS ON IN-SERVICE WITHDRAWALS. The Retirement Committee may prescribe uniform and nondiscriminatory rules and procedures limiting the number of times a Participant may make a withdrawal under the Plan during any Plan Year, and the minimum amount a Participant may withdraw on any single occasion.

         11.4 LOANS.

                  (a) REQUEST. Each "party in interest" (as defined in ERISA
Section 3(14)) with respect to this Plan may request that a loan be made to him under this Plan from his Account by properly completing and delivering a related election form to the Employer, and all such requests shall be granted on a reasonably equivalent basis (within the meaning of Code Section 4975(d)(1)(A) and ERISA Section 408(b)(1)(A)) subject to the conditions set forth in Section 5.6(a).

                  (b) ADMINISTRATION. The Employer shall be the "named fiduciary" responsible for administering the loan program. The procedures for applying for a loan and the basis on which loans will be approved or denied shall be described in the summary plan description for the Plan or in other documents prepared by or at the direction of the Employer for this purpose and such additional documents hereby are expressly incorporated by reference to the extent required by the Department of Labor.

                  (c) LIMITATIONS AND SECURITY.

                           (1) The principal amount of a loan made under this
Plan to any person together with the outstanding principal amount of any other loan made to such person under any other plan maintained by a Member of a Controlled Group which satisfies the requirements of Code ss. 401 shall not exceed the lesser of (i) or (ii), where

                                    (i)      equals 50% of the vested portion of
                                             his entire Account and

                                    (ii)     equals $50,000 reduced by the
                                             excess (if any) of the highest
                                             outstanding balance of any previous
                                             loans from the Plan and any other
                                             plan maintained by a Member of a
                                             Controlled Group during the
                                             one-year period ending immediately
                                             before the date on which such
                                             current loan is made over the
                                             outstanding balance of such
                                             previous loans on the date on which
                                             such current loan is made.

                           (2) No loan shall be made under this Plan to a party
in interest who is an Employee of a Member of a Controlled Group which is not an Employer unless such eligible person borrows first from the plan, if any, of the Member of a Controlled Group which employs him.

                           (3) No loan shall be made for a period which exceeds
five years or for a period which is less than one year.

                           (4) Any loan made under this Plan shall be secured by
50% of his total Vested interest in his entire Account, or, if less the amount of his Account equal to the outstanding balance of the loan.

                           (5) No more than one loan shall be made under this
Plan to a person at any one time.

                           (6) The principal amount of a loan made under this
Plan shall not be less than $500.

                           (7) No loan will be permitted unless the Participant
has obtained Spousal

Consent as provided in Section 10.7.

                           (8) A loan must be on account of any of the
following: (a) medical expenses; (b) the purchase (excluding mortgage payments) of the Participant's principal residence; (c) post-secondary education tuition, for the next semester or quarter, for the Participant or for the Participant's spouse, children or dependents; (d) to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; (e) funeral expenses of the Participant's family member; or (f) the Participant's disability.

                  (d) INTEREST RATE. The interest rate for a loan made under this Plan shall be set by the Trustee at a rate which the Employer deems reasonable at the time the loan is made for a fully secured loan and which is consistent with applicable Department of Labor regulations.

                  (e) REPAYMENT AND DEFAULT.

                           (1) A loan made under this Plan shall require that
repayment be made in substantially level installments (not less frequently than quarterly) through payroll withholding while the borrower is an active Employee and through such other means as the Employer deems appropriate for a person who is not an active Employee.

                           (2) The events of default shall be set forth in the
promissory note and security agreement which evidences the loan. Such events may include the following:

                                    (i)     a borrower's employment as an
                                            Employee terminates for any reason
                                            whatsoever unless such person
                                            remains a "party in interest" with
                                            respect to this Plan following his
                                            termination of employment,

                                    (ii)     to the extent permissible under
                                             federal law, the borrower's
                                             obligation to repay the loan has
                                             been discharged through a
                                             bankruptcy or any other legal
                                             process or action which did not
                                             actually result in payment in full.

         Upon the existence or occurrence of an event of default, the loan becomes due and payable in full and, if such loan is not actually repaid in full, shall be canceled on the books and records of the Plan and the amount otherwise distributable to such eligible person under this Plan shall be reduced, as of the date his Account otherwise becomes distributable, by the principal amount of the loan then due plus any accrued but unpaid interest. Such principal and interest shall be determined without regarding to whether the loan had been discharged through a bankruptcy or any other legal process or action which did not actually result in payment in full; however, interest shall continue to accrue on such loan only to the extent permitted under applicable law. Cancellation of the amount distributable to a person under this Section 8.5(e)(2) shall not occur until a distributable event occurs under this Plan. In the event a default occurs before a distributable event, the Employer shall take such other steps to cure the default as it deems appropriate under the circumstances to preserve Plan assets.

                           (3) Any loan made under this Plan shall be subject to
such other terms and conditions as the Employer from time to time shall deem necessary or appropriate, including the condition that the borrower execute an applicable financing statement and the condition that he reimburse this Plan for the reasonable expenses which this Plan incurs to make and service such loan.

                           (4) The terms and conditions of each loan shall be
set forth in the promissory note and security agreement evidencing such loan.

                  (f) MECHANICS. A loan to a borrower under this Plan shall be made from his Account as of any date acceptable to the Employer and the Trustee. Such loan shall be an asset of his Account and the interest paid on such loan shall be credited to such Account. For internal accounting purposes, the principal amount of the loan shall be deducted as of the date the loan is made. For Account investment purposes, the principal amount of the loan shall be deducted from the investment fund or funds on a prorated basis. The principal and interest payments made by the Participant shall be transferred in accordance with procedures established by the Employer for such transfers to each of the subaccounts in his Account in the order that the principal of the loan was deducted from each subaccount.

                  (g) SPECIAL POWERS. The Employer shall have the power to take such action as the Employer deems necessary or appropriate to stop the payment of an Account to or on behalf of a borrower who fails to repay a loan (without regarding to whether his obligation to repay such loan had been discharged through a bankruptcy or any other legal process or action) until his Account has been reduced by the principal due (without regard to such discharge) on such loan or to distribute the note which evidences such loan in full satisfaction of any interest in such Account which is attributable to the unpaid balance of such loan.

                              ARTICLE 12. TOP HEAVY

         12.1 APPLICABILITY OF TOP HEAVY RULES. If the Plan is or becomes a Top Heavy Plan during any Plan Year beginning after December 31, 1983, the provisions of this Article 12 shall apply and shall supersede all other conflicting provisions of the Plan during any Plan Year in which the Plan is Top Heavy.

         12.2 TOP-HEAVY STATUS. For any Plan Year, the Plan is a Top-Heavy Plan if all of the following conditions are satisfied:

                  (a) If the Top-Heavy Ratio for the Plan exceeds sixty percent (60%);

                  (b) If the Plan is part of a Required Aggregation Group, and the Top-Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%); and

                  (c) If the Plan is a part of a Permissive Aggregation Group of plans, and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

The determination of whether a plan is top heavy shall be made in accordance with the rules and regulations under Section 416 of the Code.

         12.3 TOP-HEAVY RATIO.

                  (a) DEFINED CONTRIBUTION PLANS. If the Affiliated Employers maintain one or more defined contribution plans (including any simplified employee pension plan) and have never maintained any defined benefit plan which during the five (5) year period ending on the Determination Date, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the Account balances (including any part of any Account balance distributed in the five (5) year period ending on the Determination Date) of all Key Employees as of the Determination Date, and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the five (5) year period ending on the Determination Date) of all Participants as of the Determination Date, all determined in accordance with Section 416 of the Code and regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution which is due but unpaid as of the Determination Date. Both the numerator and the denominator shall be computed in accordance with Section 416 of the Code and the regulations thereunder.

                  (b) DEFINED BENEFIT PLANS. If the Affiliated Employers maintain one or more defined contribution plans (including any simplified employee pension) and maintain or have maintained one or more defined benefit plans which during the five (5) year period ending on the Determination Date, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of Account balances under the defined contribution plans for all Key Employees and the Present Value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the Present Value of accrued benefits under the defined benefit plans for all Participants as of the Determination Date, all determined in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an Account balance or an accrued benefit made in the five (5) year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date.

                  (c) PRESENT VALUE COMPUTATIONS. For the purposes of paragraphs
(a) and (b) above, the value of Account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The Account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with
Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. For Plan Years beginning after 1984, both the numerator and denominator of the Top-Heavy Ratio shall be adjusted to exclude the Account balance or accrued benefit of any individual who has not been credited with at least one Hour of Service with any Affiliated Employer in the five (5) year period ending on the Determination Date.

         12.4 TOP HEAVY REQUIREMENTS.

                  (a) MINIMUM ALLOCATIONS. For any Plan Year in which the Plan is a Top-Heavy Plan, a minimum allocation of the Employer Contributions and forfeitures shall be made on behalf of any Participant who is a Non-Key Employee (if such minimum allocation is not satisfied by any other plan or plans sponsored by the Employer) as follows:

                           (1) The minimum allocation shall be the lesser of:

                                    (A)     Three percent (3%) of such
                                            Participant's compensation, or

                                    (B)     The largest percentage of a Key
                                            Employee's compensation allocated on
                                            behalf of any Key Employee for such
                                            year. If the highest rate allocated
                                            to a Key Employee for a year in
                                            which the plan is Top Heavy is less
                                            than three percent (3%), amounts
                                            contributed as a result of a salary
                                            reduction agreement must be included
                                            in determining contributions made on
                                            behalf of Key Employees.

The minimum allocation shall be determined without regard to any social security contribution made by the Employer on a Participant's behalf.

                           (2) For purposes of this Section, the term
"compensation" shall mean compensation for the entire Plan Year as defined in
Section 8.4(b). Compensation of a Participant in excess of two hundred thousand dollars ($200,000), or any other compensation limitation provided by the Code shall not be taken into account.

                           (3) Notwithstanding the provisions of Section 6.3 of
the Plan, minimum allocations shall be made on behalf of a Participant who is a Non-Key Employee whether such Participant would not otherwise be entitled to receive an allocation or would not have received an allocation during the Plan Year due to his failure to complete one thousand (1,000) Hours of Service during the Plan Year.

                           (4) No minimum allocation shall be required to be
made on behalf of any Participant for a Plan Year during which the Plan is a Top-Heavy Plan if such Participant was not employed by the Employer on the last day of the Plan Year. In addition, the minimum allocation shall not be required to be made on behalf of any Participant who is covered under any other plan or plans sponsored by the Employer if such other plan or plans provide that the minimum allocation or benefit requirement applicable to Top-Heavy Plans shall be satisfied by such other plan or plans.

                           (5) The minimum allocation on behalf of a Participant
may be made in the form of Direct Employer Contributions. Compensation Deferral Contributions and Matching
                                       70

Contributions may not be counted toward Minimum Contributions (unless such contributions are Qualified Nonelective Contributions under Section 401(m)(4)(C) of the Code).

                  (b) MINIMUM VESTING SCHEDULE. Notwithstanding the provisions of Section 7.3(a), for any Plan Year in which the Plan is Top-Heavy as such term is defined in this Article the following vesting schedule shall apply to the Participant's ESOP Contributions Subaccount and Matching Contribution
Subaccount:

                           YEARS OF SERVICE          PERCENT VESTED
                           ----------------          --------------

                           Less than 2                         0%
                              2                               20%
                              3                               40%
                              4                               60%
                              5                               80%
                           6 or more                         100%

         12.5 DEFINITIONS. The following words and phrases shall have the meaning set forth below for purposes of this Article 12:

                  (a) DETERMINATION DATE. The last day of
the first Plan Year, and for subsequent Plan Years, the last day of the preceding Plan Year, during which the Plan is Top Heavy.

                  (b) KEY EMPLOYEE. Any Employee, former
Employee, or Beneficiary who, at any time during the Plan Year including the Determination Date or any of the four preceding Plan Years, is:

                           (1) An officer of an Affiliated Employer, if such officer has total annual compensation (as defined in section 414(q)(7) of the Code) from the Affiliated Employer in excess of fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code; or

                           (2) An Employee or Beneficiary owning (or considered as owning within the meaning of
                                    Section 318 of the Code) one of the ten
                                    largest interests in an Affiliated Employer if such individual's annual compensation (as defined in Section 414(q)(7) of the Code) exceeds the dollar limitation under Section 415(c)(1)(A) of the Code; or

                           (3) A more than five percent (5%) shareholder or owner of an Affiliated Employer; or

                           (4) A more than one percent (1%) shareholder or owner of an Affiliated Employer, if such Employee has total annual compensation (as defined in section 414(q) of the Code) from the Affiliated Employer of more than one hundred fifty thousand dollars ($150,000).

The determination of who is a Key Employee shall be made in accordance with the rules and regulations under Section 416 of the Code.

                  (c) NON-KEY EMPLOYEE. Any Employee or former Employee who is not a Key Employee. In addition, any Beneficiary of a Non-Key Employee shall be treated as a Non-Key Employee, but only if the Beneficiary is neither a Key Employee nor a Beneficiary of a Key Employee.

                  (d) PERMISSIVE AGGREGATION GROUP. The Required Aggregation Group of plans plus any other plan or plans of the Affiliated Employers which, when considered as a group with the Required Aggregation Group in accordance with Section 416 of the Code and regulations thereunder, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                  (e) REQUIRED AGGREGATION GROUP. A required aggregation group shall consist of:

                           (a) Each qualified plan of the Employer in which at
least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and

                           (b) Any other qualified plan of the Employer which
enables a plan described in (a) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

The determination of which plan or plans are included in the Required Aggregation Group shall be made in accordance with Section 416 of the Code and regulations thereunder.

'

     ARTICLE 13. ORGANIZATION AND RESPONSIBILITIES OF RETIREMENT COMMITTEE

         13.1 APPOINTMENT AND TENURE OF RETIREMENT COMMITTEE. The Employer shall appoint up to five persons to be known as the Retirement Committee. All members of the Retirement Committee shall serve until their resignation or removal by the Board of Directors. Vacancies shall be filled in the same manner as the original appointments. No compensation shall be paid members of the Committee from the Trust Fund for their services.

         13.2 ORGANIZATION AND DECISIONS OF RETIREMENT COMMITTEE. Every decision and action of the Retirement Committee shall be valid if concurred in by a majority of the members then in office at a meeting or by a unanimous consent in writing without a meeting. The Retirement Committee shall select a Secretary (who need not be a member of the Committee) and any other officers deemed necessary and shall adopt rules governing its procedures not inconsistent herewith. The Retirement Committee shall keep a permanent record of its meeting and actions. No member of the Retirement Committee who is also a Participant shall vote or act upon any matter relating solely to himself. The Retirement Committee may authorize one or more of its members to execute any document on behalf of the Retirement Committee and, if such authorization is given, all persons who receive written notification of such authorization shall, until contrary written notice is given to such person, accept and rely upon any document so executed by such member(s) as representing the action of the Retirement Committee.

         13.3 DUTIES OF RETIREMENT COMMITTEE. The Retirement Committee, in addition to the duties otherwise provided for in this Plan, shall:

                  (a) Construe the Plan.

                  (b) Determine all questions affecting the eligibility of an Employee to participate herein.

                  (c) Determine all questions affecting the amount of the Benefit payable hereunder to any Participant or Beneficiary.

                  (d) Ascertain the persons to whom any death or other Benefit shall be payable under the provisions hereof.

                  (e) Authorize and direct all disbursements by the Trustee from the Trust Fund.

                  (f) Make final and binding determinations in connection with any questions of fact which may arise under the operation of the Plan.

                  (g) Make such rules and regulations with reference to the operation of the Plan as it may deem necessary or advisable, provided, that such rules and regulations shall not be inconsistent with the express terms of the Plan or ERISA.

                  (h) Prescribe procedures and adopt forms to be used by Participants and Beneficiaries in filing applications for Benefits and in making elections under the Plan.

                  (i) Review the denial of claims under Sections 13.8, 13.9 and
13.10 and make decisions on such review.

         13.4 COMMITTEE DIRECTIONS TO TRUSTEE. The Retirement Committee shall direct the Trustee in writing to make distributions from the Trust Fund to Participants and Beneficiaries who qualify therefor hereunder. Such written direction to the Trustee shall specify the name of the Participant or Beneficiary, his address, his Social Security number, the Benefit to be distributed and the time and form of distribution. The Trustee may request instructions in writing from the Retirement Committee on other matters and may rely and act thereon.

         13.5 EMPLOYMENT OF COUNSEL, ETC. The Retirement Committee may employ such counsel, accountants and other agents as it shall deem advisable.

         13.6 PAYMENT OF EXPENSES OF RETIREMENT COMMITTEE. The reasonable costs and expenses incurred by the Retirement Committee in the performance of its duties hereunder, excluding compensation for services, but including, without limitation, reasonable fees for legal, accounting and other services rendered, shall be paid by the Trustee from the Trust Fund to the extent not paid by the Employer.

         13.7 RETIREMENT COMMITTEE AND TRUST TO BE FURNISHED INFORMATION CONCERNING EMPLOYEES. The Employer shall, from time to time, make available to the Retirement Committee such information with respect to its Employees, their dates of employment, their Compensation and other matters as may be necessary or desirable in connection with the performance by the Committee of its duties with respect to the Plan. The Committee shall, in turn, furnish to the Trustee such information and such rulings and decisions as the Trustee may require or may request in connection with the Trustee's performance of its duties as Trustee of the Trust. If the Committee, within twenty-one (21) days after being requested so to do, fails to furnish the Trustee such information, rulings or decisions, then after the expiration of said period, the Trustee may act without such information, ruling or decision or may demand that the Employee give it such information, ruling or decision.

         13.8 CLAIMS PROCEDURE. Any claim for Benefits shall be made in writing to the Retirement Committee. In the event such a claim to all or any part of any Benefit under this Plan shall be denied, the Retirement Committee shall provide to the claimant, within (90) days (or such additional period required by special circumstances, but not to exceed an additional ninety (90) days and provided written notice of the extension is furnished to the claimant prior to the commencement of the extension) after receipt of such claim, a written notice setting forth in a manner calculated to be understood by the claimant:

                  (a) The specific reason or reasons for the denial.

                  (b) Specific references to the pertinent Plan provisions on which the denial is based.

                  (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary.

                  (d) An explanation of the Plan's procedure for review of the denial of a claim.

         13.9 REVIEW OF DENIAL OF CLAIMS. Within sixty (60) days after receipt of the above material, the claimant may appeal the claim denial to the Retirement Committee for a full and fair review. Within such sixty (60) days, the claimant or his duly authorized representative:

                  (a) May request a review upon written notice to the Retirement Committee.

                  (b) May review pertinent documents.

                  (c) May submit issues and comments in writing.

         13.10 DECISION ON REVIEW OF DENIAL. A decision by the Retirement Committee will be made not later than sixty (60) days (or such additional period required by special circumstances, but not to exceed an additional sixty (60) days and provided written notice of the extension shall be furnished to the claimant prior to the commencement of the extension) after receipt of a request for review. The Committee's decision on review shall be written and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.

                       ARTICLE 14. PARTICIPATING EMPLOYERS

         14.1 ADOPTION BY OTHER CORPORATIONS. Anything contained herein to the contrary notwithstanding, with the consent of the Board of Directors of the Sponsoring Employer, any Affiliated Employer may adopt this Plan and all of the provisions hereof, and participate herein and be known as an Employer, by properly executing a Joinder Agreement evidencing said intent and will of the Board of Directors of said other corporation.

         14.2 ADOPTION OF PLAN AND TRUST BY AFFILIATED EMPLOYER. The Board of Directors may designate any Affiliated Employer to become an Employer. Any Affiliated Employer so designated may adopt the Plan and Trust, and become an Employer hereunder, by executing a Joinder Agreement which is approved by the Plan Administrator. Such Affiliated Employer shall become an Employer hereunder as of an effective date provided in the Joinder Agreement, and shall be subject to the terms and provisions of the Plan and Trust, with such variations as shall be set forth in the Joinder Agreement and approved by the Plan Administrator. An Affiliated Employer may limit its adoption of the Plan to one or more of its groups of employees, divisions, locations, or operations.

         14.3 ADOPTION OF COSTS. The Sponsoring Employer shall pay any expenses of the Trust which are to be paid by the Employer.

         14.4 DESIGNATION OF AGENT. Each Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Plan Administrator for the purpose of this Plan, each Employer shall be deemed to have designated irrevocably the Sponsoring Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Employer as related to its adoption of the Plan.

         14.5 EMPLOYER'S CONTRIBUTION. All contributions made by an Employer, as provided for in this Plan, shall be determined separately, and shall be paid to and held by the Trustee for the exclusive benefit of the Employees of such Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan.

         14.6 AMENDMENT. Amendment of this Plan shall only be by the written action of the Sponsoring Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan. Every other Employer shall be given notice of such amendment prior to its adoption.




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

         14.7 DISCONTINUANCE OF PARTICIPATION. Any Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver, and assign Trust assets allocable to the Participants of such Employer to such new Trustee as shall have been designated by such Employer, in the event that it has established a separate pension plan for its Employees. If no successor is designated, the Trustee shall retain such assets for the Employees of said Employer pursuant to the provisions of Article 9 hereof. In no event shall any part of the corpus or income of the Trust as it relates to such Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Employer.

         14.8 PLAN ADMINISTRATOR'S AUTHORITY. The Plan Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Employers and all Participants, to effectuate the purpose of this Article.

         14.9 PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE. If any Employer is prevented in whole or in part from making a contribution to the Trust which it would otherwise have made under the Plan by reason of having no current or accumulated earnings and profits, such contributions which the Employer is prevented from making may be made, for the benefit of the participating employees of such Employer, by the other Employers who are members of the same affiliated group to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Employers remaining after adjustment for all contributions made to the Plan without regard to this paragraph. An Employer on behalf of whose employees a contribution is made under this paragraph shall not reimburse the contributing Employer(s).







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                        ARTICLE 15. CHANGE IN EMPLOYMENT

         15.1 PARTICIPANT TRANSFER FROM EMPLOYER TO EMPLOYER. A Participant who transfers employment from one Employer to another Employer shall not be considered as terminating his employment with an Employer and shall continue to be a Participant in this Plan without interruption. A Participant who transfers employment to another Employer shall only share in the Employer Contributions of his previous Employer to the extent of his Contributions while an Employee of that Employer.

         15.2 PARTICIPANT TRANSFER FROM EMPLOYER TO AFFILIATED EMPLOYER. A Participant who transfers employment to an Affiliated Employer who has not adopted this Plan shall not be considered as terminating his participation in the Plan. No further Contributions shall be made by or on behalf of such a Participant and investment earnings (or losses) of the Trust Fund shall be allocated to his Account in the manner provided for in Article 6. When such a Participant's employment is terminated with the Affiliated Employer on or after attaining his Early or Normal Retirement Date, death, Disability, or separation from service, his Benefit shall be determined as though such event occurred while he was employed by an Employer.

         15.3 EMPLOYEE CREDIT FOR SERVICES WITH AFFILIATED EMPLOYER. An Employee who transfers employment from an Affiliated Employer who has not adopted this Plan to an Employer shall receive credit for his Hours of Service with such Affiliated Employer for the purpose of being eligible to become a Participant, and for the purpose of vesting in his Benefit under the Plan. A Participant who retransfers his employment to an Employer after transferring from an Employer to an affiliated Employer shall again become an active Participant upon his re-employment by an Employer.





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                 ARTICLE 16. AMENDMENT, TERMINATION, AND MERGER

         16.1 ESTABLISHMENT OF PLAN. The Plan shall be effective on the Effective Date.

         16.2 AMENDMENTS. The Plan may be amended at any time and from time to time, in the sole discretion of the Employer or the person or persons designated by the Employer to make such amendments, effective as of the time designated by the Employer, by an instrument in writing executed by the Employer. The Employer shall notify the Trustees of any amendment to the Plan and the Trust Agreement. No such amendment may:

                  (a) violate the exclusive benefit limitations of Section 17.1;

                  (b) violate the anti-cutback rules of Section 7.4; or

                  (c) change any of the rights, duties and powers of the Trustee without the Trustee's written consent.

         16.3 PLAN TERMINATION; DISCONTINUANCE OF EMPLOYER CONTRIBUTIONS.

                  (a) MERGER, DISSOLUTION, CONSOLIDATION, REORGANIZATION. The Employer may terminate the Plan at any time in whole or in part. In the event of the dissolution, merger, consolidation, or reorganization of the Employer, the Plan shall automatically terminate and the Trust shall be liquidated as provided in paragraph (b) below unless the Plan is continued by a successor employer in accordance with Section 16.4.

                  (b) TERMINATION. Upon the complete or partial termination of the Plan or the complete discontinuance of Employer Contributions under the Plan, the separate Account of all Participants affected thereby shall become fully vested and nonforfeitable, and the Plan Administrator shall direct the Trustee to distribute assets remaining in the Trust, after payment of any expenses properly chargeable thereto, to Participants or their Beneficiaries, unless directed by the Employer to continue the Trust and distribute Participants' Accounts at such other time and in such other nondiscriminatory manner as the Employer shall designate, provided that such distribution shall be in accordance with the provisions of Article 10. Upon the completion of such distribution, the Trustee shall be relieved of all further liability with respect to the assets so distributed.



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

         16.4 SUCCESSOR EMPLOYER. In the event of the dissolution, merger, consolidation, or reorganization of the Employer, provision may be made by which the Plan and Trust shall be continued by the successor employer, in which case such successor employer shall be substituted for the Employer under the Plan. The substitution of the successor employer shall constitute an assumption of Plan liabilities by the successor employer, and the successor employer shall have all powers, duties, and responsibilities of the Employer under the Plan.

         16.5 MERGER, CONSOLIDATION, OR TRANSFER. There shall be no merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, unless each Participant would (if either this Plan or such other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated).










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                            ARTICLE 17. MISCELLANEOUS

         17.1 EXCLUSIVE BENEFIT OF PARTICIPANTS AND BENEFICIARIES.

                  (a) EXCLUSIVE BENEFIT. All assets of the Trust shall be retained for the exclusive benefit of Participants and their Beneficiaries, and shall be used only to pay benefits to such persons or to pay the fees and expenses of the Trust. The assets of the Trust shall not revert to the benefit of the Employer, except as otherwise specifically provided in this Section.

                  (b) RETURN OF EMPLOYER CONTRIBUTIONS. To the extent permitted or required by ERISA and the Code, contributions to the Trust under this Plan are subject to the following conditions:

                           (1) If a contribution or any part thereof is made to the Trust by the Employer under a mistake of fact, such contribution or part thereof shall be returned to the Employer within one year after the date the contribution is made;

                           (2) Contributions to the Trust are specifically conditioned on the initial qualification of the Plan under Section 401 of the Code, and in the event the Plan is determined not to meet the initial qualification requirements of Section 401 of the Code, contributions made in respect of any period for which such requirements are not met shall be returned to the Employer within one year after the Plan is determined not to meet such requirements;

                           (3) Contributions to the Trust are specifically conditioned on the requalification of the Plan as subsequently amended and, upon a determination that the Plan as subsequently amended does not meet the qualification requirements of Section 401 of the Code, such contributions that were made conditioned upon Plan requalification shall be returned to the Employer within one year after the date requalification is denied, provided the Plan amendment is submitted to the Internal Revenue Service for qualification within one year from the date of adoption; and



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                           (4)      Contributions to the Trust are specifically
                                    conditioned on their deductibility under the Code and, to the extent a deduction is disallowed for any such contribution, such amount shall be returned to the Employer within one year after the date of the disallowance of the deduction.

         17.2 NONGUARANTEE OF EMPLOYMENT. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

         17.3 RIGHTS TO TRUST ASSETS. No Employee, Participant, or Beneficiary shall have any right to, or interest in, any assets of the Trust upon termination of employment or otherwise, except as provided under the Plan. All payments of benefits under the Plan shall be made solely out of the assets of the Trust.

         17.4 NONALIENATION OF BENEFITS. Benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, voluntary or involuntary; provided, however, that the Trustee shall not be hereby precluded from complying with a qualified domestic relations order described in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefit hereunder.

         17.5 BONDING. Every Fiduciary of this Plan shall be bonded to the extent required under ERISA.

         17.6 APPLICABLE LAW. Except to the extent otherwise required by ERISA, as amended, this Plan shall be construed and enforced in accordance with the laws of the state of Florida.






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               ARTICLE 18. INDEMNIFICATION OF CERTAIN FIDUCIARIES

         18.1 RIGHTS TO INDEMNIFICATION. The Employer shall indemnify each director, officer or employee of the Employer who is, or is threatened to be made, a party to any threatened or pending action or proceeding, whether civil, criminal, administrative or investigative, including actions by or in the right of the Employer, by reason of the fact that such director, officer or employee is or was serving at the request of the Employer as a "fiduciary" (as defined by Section 3(21)(A) of ERISA) with regard to the Plan, against expenses (including attorneys' fees), claims, fines, judgments, taxes, causes of action or liability and amounts paid in settlement, actually and reasonably incurred by him in connection with such action or proceeding, unless such expense, claim, fine, judgment, taxes, cause of action, liability or amount arose from his gross negligence, fraud or willful breach of his fiduciary responsibilities under ERISA, except, that with respect to an action by or in the right of the Employer, indemnification shall be made only against expenses (including attorneys' fees).

         18.2 ADVANCEMENT OF EXPENSES. The Employer shall advance all expenses (including attorneys' fees) incurred by any director, officer or employee described in Section 18.1 in defending a civil, criminal, administrative or investigative action, suit or proceeding pending the final disposition of such action, suit or proceeding unless the Employer by a majority vote of a quorum consisting of owners who were not or are not parties to the action, suit or proceeding concerned or determine that under the circumstances of the individual case the person by his conduct is not entitled to indemnification under Section
18.1 because of his gross negligence, fraud or willful breach of his fiduciary responsibilities, upon receipt of an undertaking, with such security as the Employer may reasonably require, by or on behalf of the director, officer or employee to repay such amounts unless it shall ultimately be determined that he is entitled to be indemnified by the Employer as authorized by this Article 18.

         18.3 DETERMINATION OF RIGHT TO INDEMNITY. To the extent that any director, officer or employee has been successful on the merits or otherwise in the defense of the action, suit or proceeding, or in defense of any claim, issue or matter therein, referred to in Section 18.1 he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith and if he was advanced expenses as provided in Section 18.2, his undertaking shall be canceled by the Employer. If any action, suit or proceeding shall terminate by judgment or order adverse to the director, officer or employee, or settlement, conviction or upon a plea of nolo contendere or its equivalent, the Employer, in the same manner provided in Section 18.2 with reference to advancement of expenses, shall (unless ordered by a court to make




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indemnification) make a determination whether indemnification of the director, officer or employee is not proper in the circumstances because he has been guilty of gross negligence, fraud or willful breach of his fiduciary responsibilities and, if it is determined that the person is so entitled to indemnification, then he shall be indemnified against expenses (including attorneys' fees) claims, fines, judgments, taxes, causes of action or liability and amounts paid in settlement, actually and reasonably incurred by him in connection with such action or proceeding and, if he was advanced expenses as provided in Section 18.2, his undertaking shall be canceled. The termination of any action or proceeding by adverse judgment or order, conviction, settlement or plea of nolo contendere or the equivalent, shall not, of itself, create a presumption that the director, officer or employee was guilty of gross negligence, fraud or willful breach of his fiduciary responsibilities.

         18.4 OTHER RIGHTS. The indemnification provided by this Article 18 shall not be deemed exclusive of any other rights to which any director, officer or employee may be entitled, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the personal representative, heirs and legatees of such a person.

                  IN WITNESS WHEREOF, American Bankers Insurance Group, Inc., by resolutions duly adopted by its Board of Directors, has caused this Plan to be executed by its duly appointed officers this 14th day of August 1998.

                                          AMERICAN BANKERS INSURANCE GROUP, INC.




(CORPORATE SEAL)                          By: /s/ Arthur W. Heggen
                                             -------------------------------
                                             [name]

ATTEST:


     Arthur W. Heggen
---------------------------------
         Secretary










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